SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Pacific Gas and Electric Company

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2003 Annual Meetings • Joint Proxy Statement

March 21, 2003

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 7th annual meeting of PG&E Corporation and the 97th annual meeting of Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, April 16, 2003, at 10:00 a.m., in the Masonic Auditorium, 1111 California Street, San Francisco, California.

The accompanying Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the election of directors and ratification of the appointment of independent public accountants for 2003 for their respective companies. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote “FOR” the nominees for directors and the ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for 2003, as set forth in the Joint Proxy Statement.

Pacific Gas and Electric Company shareholders also will be asked to vote on a management proposal to adopt a Long-Term Incentive Program for officers, key management employees, and other eligible participants, which will become effective upon the spin-off of Pacific Gas and Electric Company from PG&E Corporation, as contemplated by the Pacific Gas and Electric Company Plan of Reorganization. For the reasons stated in the Joint Proxy Statement, the Pacific Gas and Electric Company Board of Directors and management recommend that Pacific Gas and Electric Company shareholders vote “FOR” this proposal.

PG&E Corporation shareholders also will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement, if such proposals are properly presented at the annual meeting. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote “AGAINST” these proposals.

Your vote on the business at the annual meetings is important. For your convenience, we offer you the option of executing and submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend, please vote as soon as possible so that your shares can be represented at the annual meetings.

During the annual meetings, PG&E Corporation and Pacific Gas and Electric Company management also will report on operations and other matters affecting PG&E Corporation and Pacific Gas and Electric Company, act on such other matters as may properly come before the meetings, and respond to shareholder questions.

Sincerely,

Robert D. Glynn, Jr.
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation
Chairman of the Board of
Pacific Gas and Electric Company

Joint Notice of Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company
Joint Proxy Statement
Questions and Answers
ItemNo.1: Election of Directors
Item No. 2: Ratification of Appointment of Independent Public Accountants
Item No. 3: Pacific Gas and Electric Company Management Proposal Regarding Adoption of a Long-Term Incentive Program
Item Nos. 4-10: PG&E Corporation Shareholder Proposals
Item No. 5: Shareholder Proposal Regarding Independent Directors
Item No. 6: Shareholder Proposal Regarding Poison Pills (Shareholder Rights Plan)
Executive Compensation
Report of the Audit Committees
Other Information
Def. Proxy Materials for Pacific Gas & Electric Co

Joint Notice of Annual Meetings of Shareholders

Joint Proxy Statement

Questions and Answers		1

Corporate Governance Guidelines		6

Item No. 1:	Election of Directors	10

Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company		13

Item No. 2:	Ratification of Appointment of Independent Public Accountants	21

Item No. 3:	Pacific Gas and Electric Company Management Proposal (To Be Voted on by Pacific Gas and Electric Company Shareholders Only)	22

Item Nos. 4-10:	PG&E Corporation Shareholder Proposals (To Be Voted on by PG&E Corporation Shareholders Only)	29

Executive Compensation		38

Report of the Audit Committees		50

Other Information		51

________________________________________________________________________________
Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

March 21, 2003

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

      The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, April 16, 2003, at 10:00 a.m., in the Masonic Auditorium, 1111 California Street, San Francisco, California, for the purpose of considering the following matters:

(1)	For PG&E Corporation and Pacific Gas and Electric Company shareholders, to elect the following nine and ten directors, respectively, to each Board for the ensuing year:

David R. Andrews	Robert D. Glynn, Jr.	Carl E. Reichardt
David A. Coulter	David M. Lawrence, MD	Gordon R. Smith*
C. Lee Cox	Mary S. Metz	Barry Lawson Williams
William S. Davila
* Gordon R. Smith is a nominee for director of Pacific Gas and Electric Company only.

(2)	For PG&E Corporation and Pacific Gas and Electric Company shareholders, to ratify each Audit Committee’s appointment of Deloitte & Touche LLP as independent public accountants for 2003 for PG&E Corporation and Pacific Gas and Electric Company,

(3)	For Pacific Gas and Electric Company shareholders only, to act upon a management proposal described on pages 22-28 of the Joint Proxy Statement,

(4)	For PG&E Corporation shareholders only, to act upon proposals submitted by PG&E Corporation shareholders and described on pages 29-37 of the Joint Proxy Statement, if such proposals are properly presented at the meeting, and

(5)	For PG&E Corporation and Pacific Gas and Electric Company shareholders, to transact such other business as may properly come before the meetings and any adjournments or postponements thereof.

      The Boards of Directors have fixed the close of business on February 18, 2003, as the record date for the purpose of determining shareholders who are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Corporate Secretary
PG&E Corporation and
Pacific Gas and Electric Company

PG&E Corporation
Pacific Gas and Electric Company

Joint Proxy Statement

        This Joint Proxy Statement provides information concerning the Joint Annual Meetings of PG&E Corporation and Pacific Gas and Electric Company, which will be held concurrently on Wednesday, April 16, 2003. The Joint Proxy Statement and proxy cards, together with the PG&E Corporation and Pacific Gas and Electric Company 2002 Annual Report to shareholders, were mailed beginning on or about March 21, 2003.

      The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (Boards) are soliciting proxies for use at their respective annual meetings, including any adjournments or postponements. This Joint Proxy Statement and a proxy card were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of Pacific Gas and Electric Company at the close of business on February 18, 2003. This date is the record date set by the Boards to determine which shareholders may vote at the Joint Annual Meetings. This Joint Proxy Statement describes certain matters that management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and Pacific Gas and Electric Company and their respective Boards and managements, and provides general information regarding the voting process and attendance at the annual meetings.

Questions and Answers

How do I vote?

      You can attend and vote at the Joint Annual Meetings, or the proxyholders will vote your shares as you indicate on your proxy. There are three ways to submit your proxy.

                    Over the Internet at http://www.eproxy.com/pcg

                    By telephone by calling toll-free 1-800-435-6710
                    By completing your proxy card and mailing it in the accompanying postage-paid envelope

      If you submit your proxy over the Internet or by telephone, your vote must be received by 11:00 p.m., Eastern time, on Tuesday, April 15, 2003. These Internet and telephone voting procedures comply with California law.

What am I voting on and what are the Board’s voting recommendations?

      PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board’s Voting Recommendation

1	Election of Directors	For all nominees
2	Ratification of Appointment of Independent Public Accountants	For this proposal
4-10	Shareholder Proposals	Against these proposals

      Pacific Gas and Electric Company shareholders will be voting on the following items:

Item No.	Description	Board’s Voting Recommendation

1	Election of Directors	For all nominees
2	Ratification of Appointment of Independent Public Accountants	For this proposal
3	Management Proposal	For this proposal

What vote is required to approve each item?

      To elect directors:

The nine nominees for director of PG&E Corporation and the ten nominees for director of Pacific Gas and Electric Company receiving the greatest number of votes will be elected. Votes against a nominee or votes withheld will have no legal effect.

To approve other items described in the Joint Proxy Statement:

For each properly presented proposal, a majority of the shares represented and voting on the proposal must approve the proposal. The approval votes also must be greater than 25 percent of the shares entitled to vote. Abstentions will have the same effect as a vote against a proposal. Broker non-votes (see definition below) will not be considered in determining whether or not a proposal is approved.

What is a broker non-vote?

      If you hold your shares indirectly through a broker, bank, trustee, nominee, or other third party, that party is the registered holder of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares and typically you will be asked to provide the registered holder with instructions as to how your shares should be voted.

      Broker non-votes occur when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the rules of the New York Stock Exchange, they are not permitted to vote on those other matters without instructions from the beneficial owners of the shares.

Will shareholders be asked to vote on matters other than those described in the Joint Proxy Statement?

      If other matters are raised during the Joint Annual Meetings, shareholders will vote on those matters only if PG&E Corporation or Pacific Gas and Electric Company, as appropriate, determines that those other matters satisfy advance notice requirements in the appropriate Bylaws and otherwise properly come before the Joint Annual Meetings. If other matters properly come before the Joint Annual Meetings, the proxyholders named on the enclosed proxy card will vote the shares for which they hold proxies at their discretion, to the extent permitted by law.

What shares are included on my proxy card?

      For PG&E Corporation registered shareholders, the shares included on your proxy card represent all the shares of PG&E Corporation common stock in your account, including shares in the PG&E Corporation Dividend Reinvestment Plan. For Pacific Gas and Electric Company registered shareholders, the shares included on your card represent all the shares of Pacific Gas and Electric Company preferred stock in your account.

      If you are a registered shareholder of both PG&E Corporation common stock and Pacific Gas and Electric Company preferred stock, you will receive a separate proxy card for each company. If you receive more than one proxy card for either company, it means your shares are held in more than one account. You should vote the shares on all your proxy cards. If you would like to consolidate your accounts, please contact our transfer agent, Mellon Investor Services LLC, toll-free at 1-800-719-9056.

How many copies of the Joint Proxy Statement and annual report will I receive?

      If you are a registered shareholder of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock, you will receive one Joint Proxy Statement and one annual report for each account.

      If you are a beneficial owner of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock and receive your proxy materials through ADP Investor Communication Services (ADP), and there are multiple beneficial owners at the same address, you may receive fewer Joint Proxy Statements and annual reports than the number of beneficial owners at that address. Securities and Exchange Commission regulations permit ADP to deliver only one Joint Proxy Statement and annual report to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at that same address. If you receive your proxy materials through ADP and wish to receive a separate proxy statement or annual report in the future, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at One Market, Spear Tower, Suite 2400, San Francisco, CA 94105, or by calling 1-415-267-7070.

What if I return my proxy but do not specify how I want my shares voted?

      The PG&E Corporation proxyholders will vote those shares “For” Items 1 and 2 and “Against” Items 4 through 10. The Pacific Gas and Electric Company proxyholders will vote those shares “For” Items 1 through 3.

What if I do not submit my proxy?

      Your shares will not be voted if you do not provide a proxy or vote at the annual meetings.

Can I change my proxy vote?

      Yes. You can change your proxy vote or revoke your proxy any time before the Joint Annual Meetings by (1) returning a signed proxy card with a later date, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary in writing, or (4) submitting a written ballot at the meetings.

Is my vote confidential?

      Yes. Each company has adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

      Mellon Investor Services LLC (MIS) will act as the proxy tabulators and the inspectors of election for the 2003 Joint Annual Meetings. MIS is independent of PG&E Corporation and Pacific Gas and Electric Company and their respective directors, officers, and employees.

How many shares are eligible to vote at the annual meetings?

      On February 18, 2003, there were 383,955,953 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

      On February 18, 2003, there were 17,258,280 shares of Pacific Gas and Electric Company preferred stock, $25 par value, and 321,314,760 shares of Pacific Gas and Electric Company common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote. PG&E Corporation and a subsidiary hold 100 percent of the issued and outstanding shares of Pacific Gas and Electric Company common stock. Together they own approximately 95 percent of the total outstanding voting stock of Pacific Gas and Electric Company. Holders of Pacific Gas and Electric Company’s preferred stock hold approximately 5 percent of the Company’s total outstanding voting stock.

May I attend the annual meetings?

      All shareholders of record as of the close of business on February 18, 2003, may attend the Joint Annual Meetings of PG&E Corporation and Pacific Gas and Electric Company. You must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meetings. Cameras, recording devices, and other electronic devices will not be permitted at the meetings, other than for PG&E Corporation and Pacific Gas and Electric Company purposes. No items will be allowed into the meetings that might pose a concern for the safety of those attending.

      If you are a registered shareholder, you will receive an admission ticket along with your proxy card. Please bring the admission ticket to the meetings.

      If a broker, bank, trustee, nominee, or other third party holds your shares, please inform that party that you plan to attend the annual meetings and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings and we will issue an admission ticket to you. If you cannot get a legal proxy in time, we will issue you an admission ticket if you bring a copy of your brokerage or bank account statement showing that you owned PG&E Corporation or Pacific Gas and Electric Company stock as of February 18, 2003.

      Real-time captioning services and assistive listening devices will be available at the meetings for the hearing impaired. Please contact an usher if you wish to be seated in the real-time captioning section or require an assistive listening device. Audio cassette recordings of the meetings may be requested by calling the office of the Corporate Secretary at 1-415-267-7070.

May I bring a guest to the annual meetings?

      Each registered shareholder and beneficial owner may bring up to a total of three of the following individuals to the annual meetings: (1) a spouse or domestic partner, (2) legal proxies, (3) qualified representatives presenting the shareholder’s proposal, or (4) financial or legal advisors. A shareholder must notify the Corporate Secretary that he or she intends to bring any proxy, qualified representative, or advisor to the annual meetings. The notification must include the name and address of the proxy, representative, or advisor, and must be received at the principal executive office of the appropriate company by 5:00 p.m., Pacific time, on April 9, 2003, in order to allow enough time for issuance and delivery of additional admission tickets. We recommend that shareholders submit notification by a means that allows them to determine when the notification was received at the principal executive office of the appropriate company.

How will the annual meetings be conducted?

      The Chairman of the meetings has the authority necessary to preside over the meetings and to make any and all determinations with respect to the conduct of the meetings.

      After introduction of each of the official items of business on the agenda, there will be an opportunity for discussion concerning that particular item. Questions or comments must relate specifically to the item being considered. If the item being considered is a shareholder proposal described in the Joint Proxy Statement, the proponent or the proponent’s qualified representative may make a statement regarding that proposal.

Will I be able to ask questions during the annual meetings?

      After consideration of the official items of business, there will be a general question and answer period. Questions and comments should pertain to corporate performance or matters of interest to shareholders generally and should not relate to items of business already introduced and discussed. The meetings are not a forum to present general economic, political, or other views that are not directly related to the business of PG&E Corporation or Pacific Gas and Electric Company.

      Shareholders will be recognized on a rotating basis. If you wish to speak, please raise your hand and wait to be recognized. When you are called upon, please direct your questions and comments to the Chairman of the meetings. Each shareholder who is called upon will have a maximum of three minutes on any one question or comment.

How do I recommend someone to be a director?

      You may recommend any person to be a director of PG&E Corporation or Pacific Gas and Electric Company by writing to the Corporate Secretary. The Nominating, Compensation, and Governance Committee will consider nominees recommended by shareholders for election to the Boards of Directors.

      If you would like to nominate a candidate for director, you must provide timely and proper written notice of the nomination in the manner described in the Bylaws of the appropriate company. Notice of director nominations proposed to be brought before the 2004 annual meetings of PG&E Corporation or Pacific Gas and Electric Company must be received at the principal executive office of the appropriate company no later than 5:00 p.m., Pacific time, on February 5, 2004. If you wish to submit a nomination for a director candidate, we recommend that you use a means that allows you to determine when the nomination was received at the principal executive office of the appropriate company. For a copy of either company’s Bylaws, send a written request to that company’s Corporate Secretary.

When are shareholder proposals due for the 2004 annual meetings?

      If you would like to submit a proposal for inclusion in the proxy statement for either company’s 2004 annual meeting, the company’s Corporate Secretary must receive your proposal by 5:00 p.m., Pacific time, on November 21, 2003.

      If you would like to introduce any other business at either company’s 2004 annual meeting of shareholders, you must provide timely and proper written notice of the matter in the manner described in the Bylaws of the appropriate company. For a copy of either company’s Bylaws, send a written request to that company’s Corporate Secretary.

      Notice of other business proposed to be brought before the 2004 annual meeting of PG&E Corporation or Pacific Gas and Electric Company must be received at the principal executive office of the appropriate company no later than 5:00 p.m., Pacific time, on February 5, 2004. However, if the 2004 annual meeting of either company is scheduled on a date that differs by more than 30 days from the anniversary date of the 2003 Joint Annual Meetings, the shareholder’s notice will be timely if it is received no later than the tenth day following the date on which that company publicly discloses the date of its 2004 annual meeting.

      If you wish to submit a shareholder proposal or notice of other business to be brought before the 2004 annual meetings, we recommend that you use a means that allows you to determine when the shareholder proposal or notice of other business was received at the principal executive office of the appropriate company.

How much did this proxy solicitation cost?

      PG&E Corporation and Pacific Gas and Electric Company hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $11,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and Pacific Gas and Electric Company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

What is the address of the principal executive office?

      Correspondence may be addressed to:

PG&E Corporation or Pacific Gas and Electric Company Corporate Secretary One Market, Spear Tower Suite 2400 San Francisco, CA 94105

Your vote is important.

If you are not executing and submitting your proxy and voting instructions over the Internet or by telephone, please mark, sign, date, and mail the enclosed proxy card as soon as possible.

Corporate Governance Guidelines

Corporate Governance Commitment

      PG&E Corporation and Pacific Gas and Electric Company have a commitment to good corporate governance practices. These practices provide a framework within which the Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company can pursue the business objectives of those companies. Their foundation is the independent nature of the Board and its fiduciary responsibility to the company’s shareholders.

      Our corporate governance practices are documented in Corporate Governance Guidelines that are adopted by the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company and that are updated from time to time as appropriate.

      The PG&E Corporation Corporate Governance Guidelines are reprinted below. The Pacific Gas and Electric Company Corporate Governance Guidelines are identical to the PG&E Corporation Corporate Governance Guidelines in all material respects.

Corporate Governance Guidelines

1.	Election of Directors

All members of the Board of Directors of PG&E Corporation (the “Corporation”) are elected each year and serve one-year terms. Directors are not elected for multiple-year, staggered terms.

2.	Composition of the Board

The Board’s membership is composed of qualified, dedicated, and highly regarded individuals who have experience relevant to the Corporation’s operations and understand the complexities of the Corporation’s business environment. The Board seeks to include a diversity of backgrounds, perspectives, and skills among its members.

3.	Independence of Directors

All members of the Board have a fiduciary responsibility to represent the best interests of the Corporation and all of its shareholders.

At least 75 percent of the Board is composed of independent directors, defined as directors who are neither current nor former officers or employees of nor consultants to the Corporation or its subsidiaries, and who also are neither current nor former officers or employees of any other corporation on whose board of directors any officer of the Corporation serves as a member. As provided in Article III, Section 1 of the Corporation’s Bylaws, the Chairman of the Board and the President are members of the Board.

4.	Selection of Directors

The Board nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings. The Nominating, Compensation, and Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer (CEO), reviews the qualifications of the directors and presents recommendations to the full Board for action.

5.	Characteristics of Directors

The Nominating, Compensation, and Governance Committee annually reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation.

6.	Selection of Chairman of the Board and the Chief Executive Officer

The Chairman of the Board is elected by the Board.

The Board does not have a policy as to whether the role of Chief Executive Officer should be separate from that of Chairman of the Board, nor, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation. This is a matter to be considered each time a new Chief Executive Officer is selected, based upon the circumstances existing at that time.

7.	Assessing the Board’s Performance

The Nominating, Compensation, and Governance Committee conducts an annual assessment of the performance of the Board, including Board committees, and provides the results to the full Board for discussion. The assessment includes evaluation of the Board’s contribution as a whole and specific areas in which the Board and/or management believes a better contribution could be made. The purpose of the review is to increase the effectiveness of the Board as a whole, not to discuss the performance of individual directors.

8.	Size of the Board

As provided in paragraph I of Article Third of the Corporation’s Articles of Incorporation, the Board is composed of no less than 7 and no more than 13 members. The exact number of directors is determined by the Board based on its current composition and requirements, and is specified in Article II, Section 1 of the Corporation’s Bylaws.

9.	Advisory Directors

The Board may designate future directors as advisory directors in advance of their formal election to the Board. Advisory directors attend Board and committee meetings, and receive the same compensation as regular directors. They do not, however, vote on matters before the Board. In this manner, they become familiar with the Corporation’s business before assuming the responsibility of serving as a regular director.

10.	Directors Who Change Responsibilities

Directors shall offer their resignations when they change employment or the major responsibilities they held when they joined the Board. This does not mean that such directors should leave the Board. However, the Board, via the Nominating, Compensation, and Governance Committee, should have the opportunity to review the appropriateness of such directors’ nomination for re-election to the Board under these circumstances.

Directors who are officers of the Corporation also shall offer their resignations upon retirement or other termination of active PG&E Corporation employment.

11.	Retirement Age

The Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 70.

12.	Compensation of Directors

The Board sets the level of compensation for directors, based on the recommendation of the Nominating, Compensation, and Governance Committee. Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

The Nominating, Compensation, and Governance Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable U.S. companies. The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

13.	Meetings of the Board

As provided in Article II, Section 4 of the Corporation’s Bylaws, the Board meets regularly on previously determined dates. As provided in Article II, Section 5 of the Bylaws, the Chairman of the Board, the President, the Chair of the Executive Committee, or any five directors may call a special meeting of the Board at any time.

Pursuant to proxy disclosure rules, the Corporation’s proxy statement identifies each director who during the last fiscal year attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and each Board committee on which the director served.

14.	Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in executive session. These executive session meetings are chaired by the Chair of the Nominating, Compensation, and Governance Committee, who shall be the lead director for these meetings. Each such meeting includes a subsequent discussion with the Chief Executive Officer.

The Chair of the Nominating, Compensation, and Governance Committee, as lead director, establishes the agenda for each executive session meeting of independent directors, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting.

15.	Board Agenda Items

The Chairman of the Board, in consultation with the Chief Executive Officer (if the Chairman is not the CEO), establishes the agenda for each meeting.

Board members are encouraged to suggest the inclusion of items on the agenda.

16.	Board Materials and Presentations

The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors’ review prior to the meeting. As a general rule, written materials are provided in advance on all matters requiring Board action. Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board’s discussion of key issues and make the most efficient use of the Board’s meeting time. Directors may request from the Chief Executive Officer any additional information they believe to be necessary to perform their duties.

17.	Regular Attendance of Non-Directors at Board Meetings

Members of management, as designated by the Chief Executive Officer, attend each meeting of the Board.

18.	Board Committees

The Board establishes committees to assist the Board in overseeing the affairs of the Corporation.

Currently, there are five committees. The Executive Committee exercises all powers of the Board (subject to the provisions of law and limits imposed by the Board) and meets only at such times as it is infeasible to convene a meeting of the full Board. The Audit Committee, the Finance Committee, the Nominating, Compensation, and Governance Committee, and the Public Policy Committee are each responsible for defined areas delegated by the Board.

19.	Membership of Board Committees

All permanent Board committees, other than the Executive Committee, are chaired by independent directors.

The Audit Committee and the Nominating, Compensation, and Governance Committee are composed entirely of independent directors, as defined in Section 3 of these guidelines.

20.	Appointment of Committee Members

The composition of each committee is determined by the Board of Directors.

The Nominating, Compensation, and Governance Committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) and with consideration of the wishes of the individual directors, recommends to the full Board the chairmanship and membership of each committee.

21.	Committee Agenda Items

The chair of each committee, in consultation with the appropriate members of management, establishes the agenda for each meeting.

At the beginning of the year, each committee issues a work plan of subjects to be discussed during the year, to the extent such subjects can be foreseen. Copies of these annual work plans are provided to all directors.

22.	Committee Materials and Presentations

The agenda for each committee meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the committee members’ review prior to the meeting. As a general rule, written materials are provided in advance on all matters to be presented for committee action.

23.	Attendance at Committee Meetings

The chair of each committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), determines the appropriate members of management to attend each meeting of the Committee.

Any director or advisory director may attend any meeting of any committee with the concurrence of the committee chair.

24.	Formal Evaluation of the Chief Executive Officer

The independent directors annually review and evaluate the performance of the Chief Executive Officer. The review is based upon objective criteria, including the performance of the business and accomplishment of objectives previously established in consultation with the Chief Executive Officer.

The results of the review and evaluation are communicated to the Chief Executive Officer by the Chair of the Nominating, Compensation, and Governance Committee, and are used by that Committee and the Board when considering the compensation of the CEO.

25.	Management Development and Succession Planning

The Chief Executive Officer reports annually to the Board on management development and succession planning. This report includes the CEO’s recommendation for a successor should the CEO become unexpectedly disabled.

26.	Communications with External Entities

The Chief Executive Officer is responsible for all communications with the media, the financial community, or other external entities pertaining to the affairs of the Corporation. Directors refer any inquiries from such entities to the CEO for handling.

27.	Access to Independent Advisors

The Board of Directors and its committees have the right to retain independent outside financial, legal, or other advisors, as necessary and appropriate.

28.	Director Orientation and Continuing Education

The Corporation provides information to new directors on subjects that would assist them in discharging their duties, and periodically provides briefing sessions or materials for all directors on such subjects.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

          Nine and ten directors will be elected to serve on the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company, respectively, to hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director. The nine nominees for director of PG&E Corporation and the ten nominees for director of Pacific Gas and Electric Company whom the respective Boards propose for election are the same, except for Gordon R. Smith, who is a nominee for the Pacific Gas and Electric Company Board only.

      The composition of these slates of nominees is consistent with the policy stated in the Corporate Governance Guidelines of PG&E Corporation and Pacific Gas and Electric Company that at least 75 percent of their Boards shall be composed of “independent” directors, defined as directors who are neither current nor former officers or employees of nor consultants to PG&E Corporation, Pacific Gas and Electric Company, or any of their respective subsidiaries, and who also are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation or Pacific Gas and Electric Company (as the case may be) serves as a member.

      Information is provided on the following pages about the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as a director of PG&E Corporation and Pacific Gas and Electric Company. Membership on Board committees, attendance at Board and committee meetings, and ownership of stock of PG&E Corporation and Pacific Gas and Electric Company are indicated in separate sections following the biographical information on the nominees.

      All of the nominees have agreed to serve if elected. Should any of the nominees become unavailable at the time of the Joint Annual Meetings to accept nomination or election as a director, the respective proxyholders named on the enclosed PG&E Corporation or Pacific Gas and Electric Company proxy card will vote for substitute nominees at their discretion.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend the Election of Their Respective Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and

Pacific Gas and Electric Company
Biographical Information

David R. Andrews
Mr. Andrews is Senior Vice President Government Affairs, General Counsel, and Secretary of PepsiCo, Inc. (food and beverage businesses), and has held that position since February 2002. Prior to joining PepsiCo, Inc., Mr. Andrews was a partner in the law firm of McCutchen, Doyle, Brown & Enersen, LLP from May 2000 to January 2002 and from 1981 to July 1997. From August 1997 to April 2000, he served as the legal advisor to the U.S. Department of State and former Secretary Madeleine Albright. Mr. Andrews, 61, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 2000. He also is a director of UnionBanCal Corporation.

David A. Coulter
Mr. Coulter is Vice Chairman of J.P. Morgan Chase & Co. (financial services and retail banking), and has held that position since January 2001. Prior to the merger with J.P. Morgan & Co. Incorporated, he was Vice Chairman of The Chase Manhattan Corporation (bank holding company) from August 2000 to December 2000. He was a partner in the Beacon Group, L.P. (investment banking firm) from January 2000 to July 2000, and was Chairman and Chief Executive Officer of BankAmerica Corporation and Bank of America NT&SA from May 1996 to October 1998. Mr. Coulter, 55, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 1996. He also is a director of Strayer Education, Inc.

C. Lee Cox
Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone and paging services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation, from 1987 until his retirement in April 1997. Mr. Cox, 61, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 1996.

William S. Davila
Mr. Davila is President Emeritus of The Vons Companies, Inc. (retail grocery). He was President of The Vons Companies, Inc. from 1986 until his retirement in May 1992. Mr. Davila, 71, has been a director of Pacific Gas and Electric Company since 1992 and a director of PG&E Corporation since 1996. He also is a director of The Home Depot, Inc. and Hormel Foods Corporation.

Robert D. Glynn, Jr.
Mr. Glynn is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and Chairman of the Board of Pacific Gas and Electric Company. He has been an officer of PG&E Corporation since December 1996 and an officer of Pacific Gas and Electric Company since January 1988. Mr. Glynn, 60, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since 1996.

David M. Lawrence, MD
Dr. Lawrence is retired Chairman and Chief Executive Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, and was an executive officer of those companies from 1991 until his retirement in 2002. Dr. Lawrence, 62, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since 1996. He also is a director of Agilent Technologies Inc.

Mary S. Metz
Dr. Metz is President of S. H. Cowell Foundation, and has held that position since January 1999. Prior to that date, she was Dean of University Extension, University of California, Berkeley from July 1991 to June 1998. Dr. Metz, 65, has been a director of Pacific Gas and Electric Company since 1986 and a director of PG&E Corporation since 1996. She also is a director of Longs Drug Stores Corporation, SBC Communications Inc., and UnionBanCal Corporation.

Carl E. Reichardt
Mr. Reichardt is Vice Chairman of Ford Motor Company, and has held that position since October 2001. He is retired Chairman of the Board and Chief Executive Officer of Wells Fargo & Company (bank holding company) and Wells Fargo Bank, N.A. He was an executive officer of Wells Fargo Bank, N.A. from 1978 until his retirement in December 1994. Mr. Reichardt, 71, has been a director of Pacific Gas and Electric Company since 1985 and a director of PG&E Corporation since 1996. He also is a director of ConAgra Foods, Inc., Ford Motor Company, HCA, Inc., McKesson Corporation, and Newhall Management Corporation.

Gordon R. Smith*
Mr. Smith is President and Chief Executive Officer of Pacific Gas and Electric Company, and has been an officer of Pacific Gas and Electric Company since 1980. Mr. Smith, 55, has been a director of Pacific Gas and Electric Company since 1997.

Barry Lawson Williams
Mr. Williams is President of Williams Pacific Ventures, Inc. (business investment and consulting), and has held that position since 1987. He also served as interim President and Chief Executive Officer of the American Management Association (management development organization) from November 2000 to June 2001. Mr. Williams, 58, has been a director of Pacific Gas and Electric Company since 1990 and a director of PG&E Corporation since 1996. He also is a director of CH2M Hill Companies, Ltd., Newhall Management Corporation, R.H. Donnelley Corporation, The Simpson Manufacturing Company Inc., SLM Corporation, and Synavant Inc.

*	Gordon R. Smith is a nominee for director of Pacific Gas and Electric Company only.

Information Regarding the
Boards of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Board Committees

      The committees of the PG&E Corporation Board of Directors are the Executive Committee, the Audit Committee, the Finance Committee, the Nominating, Compensation, and Governance Committee, and the Public Policy Committee. The Pacific Gas and Electric Company Board of Directors has an Executive Committee and an Audit Committee. All committee members are directors of PG&E Corporation or Pacific Gas and Electric Company, as appropriate. To ensure that all committee members can perform their duties in an intelligent and fully informed manner, committee members and other directors have access to all of PG&E Corporation’s and Pacific Gas and Electric Company’s books, records, and other documents. The current membership and duties of these committees are described below.

Nominating,
Compensation, and
Executive	Audit	Finance	Governance	Public Policy
Committees	Committees	Committee	Committee	Committee

R. D. Glynn, Jr.* C. L. Cox M. S. Metz C. E. Reichardt G. R. Smith(1) B. L. Williams	C. L. Cox* D. R. Andrews W. S. Davila M. S. Metz B. L. Williams	B. L. Williams* D. R. Andrews D. A. Coulter C. E. Reichardt	C. E. Reichardt* D. A. Coulter C. L. Cox D. M. Lawrence, MD	M. S. Metz* W. S. Davila D. M. Lawrence, MD

*	Chair

(1)	Member of the Pacific Gas and Electric Company Executive Committee only.

Executive Committees

      Each Executive Committee, subject to the provisions of law and certain limits imposed by the PG&E Corporation Board or the Pacific Gas and Electric Company Board (as the case may be), may exercise any of the powers and perform any of the duties of the PG&E Corporation Board or the Pacific Gas and Electric Company Board, respectively. The Executive Committees meet as needed. No PG&E Corporation Executive Committee meetings and no Pacific Gas and Electric Company Executive Committee meetings were held in 2002.

Audit Committees

      The Audit Committees of PG&E Corporation (five meetings were held in 2002) and Pacific Gas and Electric Company (five meetings were held in 2002) advise and assist the Boards of Directors of those entities in fulfilling their responsibilities in connection with financial and accounting practices, internal controls, external and internal auditing programs, business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries. The Audit Committees satisfy themselves as to the independence and competence of PG&E Corporation’s and Pacific Gas and Electric Company’s independent public accountants, and review and discuss with the independent public accountants and with PG&E Corporation’s and Pacific Gas and Electric Company’s officers and internal auditors the scope and results of the independent public accountants’ audit work, consolidated quarterly and annual financial statements, the quality and effectiveness of internal controls, and compliance with laws, regulations, policies, and programs. The Audit Committees also select and appoint the firm of independent public accountants to audit PG&E Corporation’s and Pacific Gas and Electric Company’s accounts, pre-approve all auditing and non-audit services that the independent public accountants provide to PG&E Corporation and Pacific Gas and Electric Company, and make further inquiries as they deem necessary or desirable to inform themselves as to the conduct of the affairs of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries. The Audit Committees are responsible for the compensation and oversight of the work of the independent public accountants that PG&E Corporation and Pacific Gas and Electric Company employ for the purpose of preparing or issuing audit reports or related work, and such independent public accountants report directly to the Audit Committees.

      The members of the Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are identical. The Audit Committees are composed entirely of directors who are (1) financially knowledgeable, including at least one member who has accounting or related financial management expertise, and (2) independent directors, as that term is defined in the Corporate Governance Guidelines of PG&E Corporation and Pacific Gas and Electric Company (see page 6). The members of the Audit Committees are independent as defined in the listing standards of the New York Stock Exchange and the American Stock Exchange. One member of each Committee is appointed by the appropriate Board of Directors as the Committee’s Chair.

Finance Committee

      The Finance Committee of PG&E Corporation (eight meetings were held in 2002) advises and assists the Board with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiary companies, including specific actions required to achieve those objectives. The Finance Committee reviews long-term financial and investment plans and strategies, annual financial plans, dividend policy, short-term and long-term financing plans, proposed capital expenditures, proposed divestitures, major commercial banking, investment banking, financial consulting, and other financial relations of PG&E Corporation or its subsidiaries, and risk management activities. Each year, the Finance Committee presents for the Board of Directors’ review and approval (1) a five-year financial plan for PG&E Corporation and its subsidiaries that incorporates, among other things, the Corporation’s business strategy goals, and (2) an annual budget that reflects elements of the approved five-year plan. Members of the Board of Directors receive a monthly report that compares the Corporation’s performance to the budget and provides other information regarding financial performance.

      One member of the Committee who is an independent director, as defined in the Corporate Governance Guidelines, is appointed by the Board of Directors as the Committee’s Chair.

Nominating, Compensation, and Governance Committee

      The Nominating, Compensation, and Governance Committee of PG&E Corporation (six meetings were held in 2002) advises and assists the Boards of PG&E Corporation and Pacific Gas and Electric Company with respect to the selection and compensation of directors. It also advises and assists PG&E Corporation and its subsidiaries on employment, compensation, and benefits policies and practices, and the development, selection, and compensation of policy-making officers. In addition, it advises and assists the Boards of PG&E Corporation and Pacific Gas and Electric Company with respect to corporate governance matters, including the performance and effectiveness of the Boards and the corporate governance principles and practices of PG&E Corporation and Pacific Gas and Electric Company. The Nominating, Compensation, and Governance Committee reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, except that the compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company is established by the full Board of Directors of PG&E Corporation or Pacific Gas and Electric Company (as the case may be) upon recommendation of the Committee, and the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers of PG&E Corporation and its subsidiaries. The Committee also reviews long-range planning for executive development and succession, the composition and performance of the Boards of PG&E Corporation and Pacific Gas and Electric Company, and the Corporate Governance Guidelines of those companies.

      The Nominating, Compensation, and Governance Committee is composed entirely of independent directors, as defined in the Corporate Governance Guidelines. One member of the Committee is appointed by the Board of Directors as the Committee’s Chair.

Public Policy Committee

      The Public Policy Committee of PG&E Corporation (three meetings were held in 2002) advises and assists the Board of Directors with respect to public policy issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries. The Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to protection and improvement of the quality of the environment, charitable and community service organizations and activities, equal opportunity in hiring and promoting employees, and development of minority-owned and women-owned businesses as suppliers to PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries. The Committee also reviews significant societal, governmental, and environmental trends and issues that may affect the operations of PG&E Corporation, Pacific Gas and Electric Company, or their subsidiaries.

      One member of the Committee who is an independent director, as defined in the Corporate Governance Guidelines, is appointed by the Board of Directors as the Committee’s Chair.

Attendance at Board and Committee Meetings

      Eleven meetings of the PG&E Corporation Board of Directors and 22 meetings of the PG&E Corporation Board committees were held in 2002. Overall attendance of incumbent directors at such meetings was 89%. Individual attendance at meetings of the PG&E Corporation Board of Directors and Board committees was as follows: D. R. Andrews 92%, D. A. Coulter 80%, C. L. Cox 100%, W. S. Davila 95%, R. D. Glynn, Jr. 100%, D. M. Lawrence 75%, M. S. Metz 89%, C. E. Reichardt 80%, and B. L. Williams 100%.

      Five meetings of the Pacific Gas and Electric Company Board of Directors and five meetings of the Pacific Gas and Electric Company Board committees were held in 2002. Overall attendance of incumbent directors at such meetings was 92%. Individual attendance at meetings of the Pacific Gas and Electric Company Board of Directors and Board committees was as follows: D. R. Andrews 80%, D. A. Coulter 80%, C. L. Cox 100%, W. S. Davila 100%, R. D. Glynn, Jr. 100%, D. M. Lawrence 80%, M. S. Metz 90%, C. E. Reichardt 80%, G. R. Smith 100%, and B. L. Williams 100%.

Compensation of Directors

      Each director who is not an officer or employee of PG&E Corporation or Pacific Gas and Electric Company receives a quarterly retainer of $7,500 plus a fee of $1,000 for each Board or Board committee meeting attended. Non-employee directors who chair Board committees receive an additional quarterly retainer of $625. Under the Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation or Pacific Gas and Electric Company may elect to defer all or part of such compensation for varying periods. Directors who participate in the Deferred Compensation Plan may convert their deferred compensation into a number of common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock. Alternatively, participating directors may direct that their deferred compensation earn interest.

      No director who serves on both the PG&E Corporation and Pacific Gas and Electric Company Boards and corresponding committees is paid additional compensation for concurrent service on Pacific Gas and Electric Company’s Board or its committees, except that separate meeting fees are paid for each meeting of the Pacific Gas and Electric Company Board, or a Pacific Gas and Electric Company Board committee, that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and Pacific Gas and Electric Company that meetings of the respective Boards and corresponding committees are held concurrently and, therefore, that a single meeting fee is paid to each director for each set of meetings.

      In addition, directors of PG&E Corporation or Pacific Gas and Electric Company are reimbursed for reasonable expenses incurred for participating in Board meetings, committee meetings, or other activities undertaken on behalf of PG&E Corporation or Pacific Gas and Electric Company.

      Effective January 1, 1998, the PG&E Corporation Retirement Plan for Non-Employee Directors was terminated. Directors who had accrued benefits under the Plan were given a one-time option of receiving at retirement the benefit accrued through 1997, or of converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of frozen accrued retirement benefits, or distributions from the Deferred Compensation Plan attributable to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

      Under the Non-Employee Director Stock Incentive Plan, a component of the PG&E Corporation Long-Term Incentive Program, on the first business day of January of each year, each non-employee director of PG&E Corporation is entitled to receive stock-based grants with a total aggregate equity value of $30,000, composed of (1) restricted shares of PG&E Corporation common stock valued at $10,000 (based on the closing price of PG&E Corporation common stock on the first business day of the year), and (2) a combination, as elected by the director, of non-qualified stock options and common stock equivalents with a total equity value of $20,000, based on equity value increments of $5,000. The exercise price of stock options is equal to the market value of PG&E Corporation common stock (i.e., the closing price) on the date of grant. Restricted stock and stock options vest over the five-year period following the date of grant, except that restricted stock and stock options will vest immediately upon mandatory retirement from the Board, upon a director’s death or disability, or in the event of a change in control. Common stock equivalents awarded are payable in the form of PG&E Corporation common stock only following a director’s retirement from the Board, upon a director’s death or disability, or in the event of a change in control. Unvested awards are forfeited if the recipient ceases to be a director for any other reason.

      On January 2, 2002, each non-employee director received 514 restricted shares of PG&E Corporation common stock. In addition, directors who were granted stock options received options to purchase 945 shares of PG&E Corporation common stock for each $5,000 increment of equity value (subject to the aggregate $20,000 limit) at an exercise price of $19.45 per share, and directors who were granted common stock equivalents received 257 common stock equivalent units for each $5,000 increment of equity value (subject to the aggregate $20,000 limit).

Legal Proceedings

Proofs of Claims Filed in the Bankruptcy Case

      On April 6, 2001, Pacific Gas and Electric Company filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court). Pursuant to Chapter 11 of the U.S. Bankruptcy Code, Pacific Gas and Electric Company retains control of its assets and is authorized to operate its business as a debtor in possession while being subject to the jurisdiction of the Bankruptcy Court.

      J.P. Morgan Trust Co. of Delaware submitted a proof of claim for approximately $1.45 million dollars relating to its ownership interest in shares of Pacific Gas and Electric Company’s preferred stock. J.P. Morgan Chase Bank submitted a proof of claim for approximately $173 million, related to its provision of a stand-by letter of credit which provides credit and liquidity support for certain of Pacific Gas and Electric Company’s Pollution Control Bonds. Both entities are subsidiaries of J.P. Morgan Chase & Co. Mr. David Coulter, a director of both PG&E Corporation and Pacific Gas and Electric Company, is a Vice Chairman of J.P. Morgan Chase & Co. and J.P. Morgan Chase Bank, responsible for its investment bank, investment management, and private banking businesses.

Federal Securities Lawsuit

      On April 16, 2001, a complaint was filed against PG&E Corporation and Pacific Gas and Electric Company in the U.S. District Court for the Central District of California entitled Jack Gillam; DOES 1 TO 5, Inclusive, and All Persons similarly situated vs. PG&E Corporation, Pacific Gas and Electric Company; and DOES 6 to 10, Inclusive. Pacific Gas and Electric Company was subsequently dismissed, due to its Chapter 11 bankruptcy filing. In May 2001, the case was transferred to the U.S. District Court for the Northern District of California.

      On August 9, 2001, plaintiff filed a first amended complaint entitled Jack Gillam, et al. vs. PG&E Corporation, Robert D. Glynn, Jr., and Peter A. Darbee, in the U.S. District Court for the Northern District of California. The first amended complaint, purportedly brought on behalf of all persons who purchased PG&E Corporation common stock or certain shares of the Pacific Gas and Electric Company’s preferred stock between July 20, 2000, and April 9, 2001, claims that defendants caused PG&E Corporation’s Condensed Consolidated Financial Statements for the second and third quarters of 2000 to be materially misleading in violation of federal securities laws by recording as a deferred cost and capitalizing as a regulatory asset the under-collections that resulted when escalating wholesale energy prices caused Pacific Gas and Electric Company to pay far more to purchase electricity than it was permitted to collect from customers.

      The defendants filed a motion to dismiss the first amended complaint, based largely on public disclosures by PG&E Corporation, Pacific Gas and Electric Company, and others regarding the under-collections, the risk that they might not be recoverable, the financial consequences of non-recovery, and other information from which analysts and investors could assess for themselves the probability of recovery. On January 14, 2002, the District Court granted the defendants’ motion to dismiss the plaintiffs’ complaint with leave to amend the complaint. On February 4, 2002, the plaintiffs filed a second amended complaint in the District Court entitled Jack Gillam, et al. vs. PG&E Corporation, and Robert D. Glynn, Jr. In addition to containing many of the same allegations as were contained in the prior complaint, the complaint contains allegations similar to the allegations made in the California Attorney General’s complaint against PG&E Corporation discussed below. On March 11, 2002, the defendants filed a motion to dismiss the second amended complaint. After a hearing on June 24, 2002, the District Court issued an order granting the defendants’ motion to dismiss the second amended complaint. The dismissal is with prejudice, prohibiting the plaintiffs from filing a further amended complaint.

      On November 15, 2002, plaintiffs filed an appeal of the District Court’s order with the U.S. Court of Appeals for the Ninth Circuit, advancing substantially the same arguments that the District Court had rejected previously. The defendants filed an answering brief on January 2, 2003, and anticipate that oral argument may occur as early as the fall of 2003.

California Attorney General Complaint and Related Litigation

California Attorney General Complaint

      This complaint, filed January 10, 2002, in San Francisco Superior Court against PG&E Corporation and its directors, directors of Pacific Gas and Electric Company, and other parties, alleges unfair or fraudulent business acts or practices in violation of California Business and Professions Code Section 17200. Among other claims, the Attorney General alleged that past transfers of money from Pacific Gas and Electric Company to PG&E Corporation, and from PG&E Corporation to its other affiliates, violated various conditions established by the California Public Utilities Commission (CPUC) in decisions approving formation of PG&E Corporation as the holding company.

      The Attorney General also alleged that the December 2000 and January and February 2001 ringfencing transactions, by which PG&E Corporation subsidiaries complied with credit rating agency criteria to establish independent credit ratings, violated the holding company conditions. The Attorney General alleged that these ringfencing transactions included conditions that restricted PG&E National Energy Group’s ability to provide any funds to PG&E Corporation, through dividends, capital distributions, or similar payments, reducing PG&E Corporation’s cash and thereby impairing PG&E Corporation’s ability to comply with the capital requirements condition and subordinating Pacific Gas and Electric Company’s interests to the interests of PG&E Corporation and its other affiliates. (On January 9, 2002, the CPUC issued a decision interpreting the capital requirements condition (which it terms the “first priority condition”) and concluded that the condition, at least under certain circumstances, includes the requirement that each of the holding companies “infuse the utility with all types of capital necessary for the utility to fulfill its obligation to serve.” The three major California investor-owned energy utilities and their parent holding companies had opposed the broader interpretation as being inconsistent with the prior 15 years’ understanding of that condition as applying more narrowly to a priority on capital needed for investment purposes. The three major California investor-owned energy utilities and their parent holding companies appealed the CPUC’s interpretation of the capital requirements condition to various state appellate courts. The CPUC moved to consolidate all proceedings in the San Francisco state appellate court. The CPUC’s request for consolidation was granted and all the petitions are now before the First Appellate District in San Francisco, California.)

      The complaint seeks injunctive relief, the appointment of a receiver, restitution in an amount according to proof, civil penalties of $2,500 against each defendant for each violation of California Business and Professions Code Section 17200, that the total penalty not be less than $500 million, and costs of the lawsuit.

      In addition, the Attorney General alleged that, through Pacific Gas and Electric Company’s bankruptcy proceedings, PG&E Corporation and Pacific Gas and Electric Company engaged in unlawful, unfair, and fraudulent business practices by seeking to implement the transactions proposed in the proposed Plan of Reorganization filed in Pacific Gas and Electric Company’s bankruptcy proceeding. The Attorney General’s complaint also seeks restitution of assets allegedly wrongfully transferred to PG&E Corporation from Pacific Gas and Electric Company. In PG&E Corporation’s view, the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court) has original and exclusive jurisdiction of these claims. Therefore, on February 8, 2002, PG&E Corporation filed a notice of removal in the Bankruptcy Court to transfer the Attorney General’s complaint to the Bankruptcy Court.

      After removing the Attorney General’s complaint to the Bankruptcy Court, on February 15, 2002, PG&E Corporation filed a motion to dismiss or, in the alternative, to stay the Attorney General’s complaint with the Bankruptcy Court. Subsequently, the Attorney General filed a motion to remand the action to state court. In June 2002, the Bankruptcy Court held that federal law preempted the Attorney General’s allegations concerning PG&E Corporation’s participation in Pacific Gas and Electric Company’s bankruptcy proceedings. The Bankruptcy Court directed the Attorney General to file an amended complaint omitting these allegations and remanded the amended complaint to the San Francisco Superior Court. Both parties have appealed the Bankruptcy Court’s remand order. The appeal and cross-appeal are pending in the U.S. District Court for the Northern District of California.

      On August 9, 2002, the Attorney General filed its amended complaint in the San Francisco Superior Court omitting the allegations concerning PG&E Corporation’s participation in Pacific Gas and Electric Company’s bankruptcy proceeding. PG&E Corporation and the directors named in the complaint have filed motions to strike certain other allegations of the amended complaint. These motions are pending.

Cynthia Behr v. PG&E Corporation, et al.

      On February 14, 2002, this complaint was filed by a private plaintiff in Santa Clara Superior Court against PG&E Corporation and its directors, Pacific Gas and Electric Company’s directors, and other parties, also alleging a violation of California Business and Professions Code Section 17200. The allegations of the complaint are similar to the allegations contained in the Attorney General’s complaint but also include allegations of fraudulent transfer and violation of the California bulk sales laws. Plaintiff requests the same remedies as the Attorney General’s case and in addition requests damages, attachment, and restraints upon the transfer of defendants’ property. On March 8, 2002, PG&E Corporation filed a notice of removal in the Bankruptcy Court to transfer the complaint to the Bankruptcy Court. Subsequently, the plaintiff filed a motion to remand the action to state court.

      In the June 2002 ruling referred to above regarding the Attorney General’s case, the Bankruptcy Court also retained jurisdiction over Behr’s fraudulent transfer claim and bulk sales claim, finding them to belong to Pacific Gas and Electric Company’s estate. The Bankruptcy Court remanded Behr’s Section 17200 claim to the Santa Clara Superior Court. Both parties have appealed the Bankruptcy Court’s remand order. The appeal and cross-appeal are pending in the U.S. District Court for the Northern District of California.

Board of Directors Retirement Policy

      Due to the current financial and business situation, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company elected to adopt a one-year waiver of the retirement policy for purposes of nominating candidates for re-election at the 2003 Joint Annual Meetings of shareholders. The Boards may determine whether to waive the retirement policy on a year-to-year basis in light of the current business climate.

Security Ownership of Management

      The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission) as of January 31, 2003, by the respective directors of PG&E Corporation and Pacific Gas and Electric Company, the nominees for director, the executive officers of PG&E Corporation and Pacific Gas and Electric Company named in the Summary Compensation Table on pages 42-43, and all directors and executive officers of PG&E Corporation and Pacific Gas and Electric Company as a group. As of January 31, 2003, no director, nominee for director, or executive officer owned shares of any class of Pacific Gas and Electric Company securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation’s deferred compensation and equity plans.

	Beneficial Stock	Percent of	Common Stock
Name	Ownership(1)(2)(3)	Class(4)	Equivalents(5)	Total
David R. Andrews(6)	2,068	*	767	2,835
David A. Coulter(6)	5,314	*	18,994	24,308
C. Lee Cox(6)	38,995	*	2,875	41,870
William S. Davila(6)	19,711	*	12,214	31,925
Robert D. Glynn, Jr.(7)	1,465,658	*	95,399	1,561,057
David M. Lawrence, MD(6)	37,426	*	2,307	39,733
Mary S. Metz(6)	21,691	*	3,631	25,322
Carl E. Reichardt(6)	22,016	*	13,601	35,617
Gordon R. Smith(8)	668,223	*	17,760	685,983
Barry Lawson Williams(6)	18,487	*	5,689	24,176
Thomas G. Boren(9)	320,951	*	0	320,951
Peter A. Darbee(10)	311,194	*	10,346	321,540
Bruce R. Worthington(10)	404,892	*	14,421	419,313
Thomas B. King(10)	308,976	*	41,304	350,280
P. Chrisman Iribe(10)	366,648	*	39,548	406,196
L. E. Maddox(10)	444,555	*	33,054	477,609
Gregory M. Rueger(11)	256,594	*	0	256,594
James K. Randolph(11)	218,991	*	141	219,132
Kent M. Harvey(11)	210,372	*	0	210,372
Roger J. Peters(11)	200,614	*	0	200,614

All PG&E Corporation directors and executive officers as a group (19 persons)	4,977,875	1.3	359,827	5,337,702

All Pacific Gas and Electric Company directors and executive officers as a group (15 persons)	3,377,084	*	175,077	3,552,161

*	Less than 1 percent

(1)	Includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the director or executive officer and, in the case of executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plans maintained by PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries. Except as otherwise indicated below, the directors, nominees for director, and executive officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

Also includes the following shares of PG&E Corporation common stock in which the beneficial owners share voting and investment power: Mr. Coulter 5,314 shares, Mr. Cox 21,231 shares, Mr. Davila 200 shares, Dr. Lawrence 360 shares, Dr. Metz 7,003 shares, Mr. Smith 3,884 shares, Mr. Worthington 3,291 shares, Mr. Peters 3,058 shares, all PG&E Corporation directors and executive officers as a group 41,283 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 41,050 shares.

(2)	Includes shares of PG&E Corporation common stock which the directors and executive officers have the right to acquire within 60 days of January 31, 2003, through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program, as follows: Mr. Andrews 359 shares, Mr. Cox 17,764 shares,

Mr. Glynn 1,292,525 shares, Dr. Lawrence 17,764 shares, Dr. Metz 12,461 shares, Mr. Reichardt 16,327 shares, Mr. Smith 571,968 shares, Mr. Williams 12,999 shares, Mr. Boren 298,786 shares, Mr. Darbee 228,768 shares, Mr. Worthington 348,101 shares, Mr. King 262,867 shares, Mr. Iribe 314,967 shares, Mr. Maddox 411,067 shares, Mr. Rueger 211,800 shares, Mr. Randolph 186,167 shares, Mr. Harvey 170,401 shares, Mr. Peters 174,901 shares, all PG&E Corporation directors and executive officers as a group 4,264,192 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 2,857,004 shares. The directors and executive officers have neither voting power nor investment power with respect to shares shown unless and until such shares are purchased through the exercise of the options, pursuant to the terms of the PG&E Corporation Long-Term Incentive Program.

(3)	Includes restricted shares of PG&E Corporation common stock awarded under the PG&E Corporation Long-Term Incentive Program. As of January 31, 2003, directors and executive officers of PG&E Corporation and Pacific Gas and Electric Company held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Andrews 1,709 shares, Mr. Coulter 3,336 shares, Mr. Cox 3,336 shares, Mr. Davila 3,689 shares, Mr. Glynn 148,525 shares, Dr. Lawrence 3,689 shares, Dr. Metz 3,689 shares, Mr. Reichardt 3,689 shares, Mr. Smith 64,575 shares, Mr. Williams 3,689 shares, Mr. Darbee 46,425 shares, Mr. Worthington 36,325 shares, Mr. King 36,325 shares, Mr. Iribe 32,300 shares, Mr. Maddox 32,300 shares, Mr. Rueger 18,650 shares, Mr. Randolph 18,175 shares, Mr. Harvey 18,650 shares, Mr. Peters 18,650 shares, all PG&E Corporation directors and executive officers as a group 484,176 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 332,226 shares.

(4)	The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of January 31, 2003, excluding shares held by a subsidiary.

(5)	Reflects the number of stock units purchased by directors and executive officers through salary and other compensation deferrals or awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The directors and officers who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)	Mr. Andrews, Mr. Coulter, Mr. Cox, Mr. Davila, Dr. Lawrence, Dr. Metz, Mr. Reichardt, and Mr. Williams are directors of both PG&E Corporation and Pacific Gas and Electric Company.

(7)	Mr. Glynn is a director and executive officer of PG&E Corporation, and also is a director of Pacific Gas and Electric Company. He is named in the Summary Compensation Table on pages 42-43.

(8)	Mr. Smith is a director and an executive officer of Pacific Gas and Electric Company, and also is an executive officer of PG&E Corporation. He is named in the Summary Compensation Table on pages 42-43.

(9)	Mr. Boren ceased to be an executive officer of PG&E Corporation, effective December 1, 2002. He is named in the Summary Compensation Table on pages 42-43.

(10)	Mr. Darbee, Mr. Worthington, Mr. King, Mr. Iribe, and Mr. Maddox are executive officers of PG&E Corporation named in the Summary Compensation Table on pages 42-43.

(11)	Mr. Rueger, Mr. Randolph, Mr. Harvey, and Mr. Peters are executive officers of Pacific Gas and Electric Company named in the Summary Compensation Table on pages 42-43.

Item No. 2:
Ratification of Appointment of Independent Public Accountants

          The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company have selected and appointed Deloitte & Touche LLP as the independent public accountants to examine the consolidated financial statements of PG&E Corporation and Pacific Gas and Electric Company for the year 2003. Deloitte & Touche LLP is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche LLP has been employed to perform this function for PG&E Corporation and Pacific Gas and Electric Company since 1999.

      In addition, the Audit Committees have reviewed non-audit fees that PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries have paid to the independent auditors, including amounts for information technology services, for purposes of considering whether such fees are compatible with maintaining the auditor’s independence.

      Audit Fees. For the year ended December 31, 2002, estimated fees for services rendered by Deloitte & Touche LLP for the reviews of Forms 10-Q and for the audits of the financial statements of PG&E Corporation and its subsidiaries are $8.6 million. This amount includes fees for stand-alone audits of various subsidiaries, including estimated fees of $4.0 million for Pacific Gas and Electric Company and its subsidiaries.

      Financial Information Systems Design and Implementation Fees.  For the year ended December 31, 2002, Deloitte & Touche LLP and its affiliates did not render any services related to the design and implementation of financial information systems for PG&E Corporation or Pacific Gas and Electric Company.

      All Other Fees. For the year ended December 31, 2002, aggregate fees for all other services rendered by Deloitte & Touche LLP and its affiliates to PG&E Corporation and its subsidiaries consisted of $2.2 million of fees for services relating to financings, regulatory filings, and accounting consultations that should be performed only by the Corporation’s independent auditor (“audit related fees”), $2.2 million of fees for tax services, and $1.1 million of other non-audit related fees. These amounts include $495,000 of audit related fees and $4,000 of other non-audit related fees for Pacific Gas and Electric Company and its subsidiaries.

      One or more representatives of Deloitte & Touche LLP are expected to be present at the Joint Annual Meetings. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

      PG&E Corporation and Pacific Gas and Electric Company are not required to submit these appointments to a vote of the shareholders. If the shareholders of either PG&E Corporation or Pacific Gas and Electric Company should not ratify the appointment, the respective Audit Committee will investigate the reasons for rejection by the shareholders and will reconsider the appointment.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche LLP.

Item No. 3:
Pacific Gas and Electric Company Management Proposal
Regarding Adoption of a Long-Term Incentive Program

To be Voted on by Pacific Gas and Electric Company Shareholders Only

       On September 20, 2001, PG&E Corporation and Pacific Gas and Electric Company jointly filed a proposed Plan of Reorganization in U.S. Bankruptcy Court that would enable Pacific Gas and Electric Company to pay all valid creditor claims in full and emerge from Chapter 11 bankruptcy proceedings. The proposed Plan reorganizes Pacific Gas and Electric Company and PG&E Corporation into two separate stand-alone companies no longer affiliated with one another. The common shares of the reorganized Pacific Gas and Electric Company will be distributed to PG&E Corporation shareholders (spin-off).

      As a stand-alone company, Pacific Gas and Electric Company (Company) will need to have its own Long-Term Incentive Program under which it can provide employees and other eligible participants with Company stock and stock-based incentive awards. The Company’s Board of Directors has approved adoption of a Long-Term Incentive Program (LTIP) to become effective after the spin-off. Adoption of the LTIP also is subject to approval by the shareholders and receipt of required regulatory approvals.

Purpose

      The purpose of the LTIP is to advance the interests of the Company and its shareholders by providing officers, key management employees, and other eligible participants with financial incentives tied directly to the Company’s long-term business objectives.

      The adoption of the LTIP was recommended by the Nominating, Compensation, and Governance Committee of the PG&E Corporation Board of Directors (Corporation Committee), a committee composed entirely of independent directors, as that term is defined in the Company’s Corporate Governance Guidelines (see page 6). The Corporation Committee reviews and makes recommendations to the Board of Directors of Pacific Gas and Electric Company with respect to the establishment or amendment of executive compensation and benefits plans and arrangements.

Types of Incentive Awards

      The LTIP contains a number of optional forms of incentive awards which may be used at the sole discretion of a committee designated by the Board of Directors to oversee the LTIP (Committee). Incentive awards under the LTIP may take the form of stock options, stock appreciation rights (SARs), dividend equivalents, stock units, restricted stock, or other stock-based awards. The stock options may be incentive stock options (ISOs) intended to qualify for special tax treatment or non-qualified stock options (NQSOs).

      The type of incentive award being granted, as well as the terms and conditions of the award, is determined by the Committee at the time of grant, except that, as described below, non-employee directors are not eligible to receive any form of incentive award under the LTIP other than formula grants. (See “Formula Awards for Non-Employee Directors” below.) Specific awards will be reflected in a stock option agreement, SAR agreement, stock unit agreement, restricted stock agreement, or other applicable agreement between the Company and the participant. Such awards shall be subject to all applicable terms and conditions of the LTIP and may be subject to any other terms and conditions that are not inconsistent with the LTIP and that the Committee deems appropriate for inclusion in the applicable agreement. The provisions of the various agreements entered into under the LTIP need not be identical.

Eligibility

      All officers of the Company will be eligible to participate in the LTIP. Also eligible to participate, if so identified by the Committee or by the Company’s Chief Executive Officer, to the extent authorized by the LTIP, are officers of wholly-owned subsidiaries of the Company, other key management employees of the Company or any wholly-owned subsidiary of the Company, other employees or consultants of the Company or any subsidiary or affiliate of the Company, and other persons whose participation in the LTIP is deemed by the Committee to be in the best interests of the Company. Non-employee directors are eligible to receive formula awards under the proposed LTIP. As of December 31, 2002, the Company had approximately 520 directors and employees eligible to participate in PG&E Corporation’s LTIP.

Administration

      The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the LTIP, and make all other determinations with respect to the LTIP, to the extent permitted by applicable law and subject to certain restrictions specified in the LTIP. The Chief Executive Officer of the Company has authority to grant incentive awards to eligible participants who are neither officers nor directors of the Company and, in the case of employees, whose annual salaries are below the level that requires Committee approval. Grants by the Chief Executive Officer must conform to the guidelines approved by the Committee. Formula grants to non-employee directors of the Company or any parent corporation will be made strictly in accordance with the terms and conditions specified in the LTIP.

Effective Date and Duration of the LTIP

      After its approval by the Company’s shareholders, the LTIP will become effective as of spin-off, and will terminate ten years after adoption by the Board, to the extent required by law, unless terminated sooner according to the terms of the LTIP.

Shares Subject to the LTIP

      A maximum of 10,000,000 shares of Pacific Gas and Electric Company common stock (subject to adjustment for stock splits and similar transactions) will be reserved for use under the LTIP. Shares of the Company’s common stock covered by previously granted incentive awards may be reused or added back to the LTIP under certain circumstances set forth in the LTIP and to the extent permitted by applicable law.

Stock Options

      The Committee may grant ISOs, NQSOs, tandem SARs, and tandem dividend equivalents to eligible participants (see “Eligibility” above), subject to the terms and conditions of the LTIP.

      Stock Options. Stock options allow the optionee to buy a certain number of shares of Company common stock at an option price equal to the market price at the time the option is granted. Specific terms of the option will be set by the Committee and set forth in a stock option agreement between the optionee and the Company.

      Tandem SARs. At the discretion of the Committee, options may be granted with or without tandem SARs, which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of Company common stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. Certain restrictions also exist with respect to the payment of the dividend equivalent account to the optionee (see “Tandem Dividend Equivalents below”). In addition, executive officers of the Company and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain quarterly window periods.

      Tandem Dividend Equivalents. Options may be granted with or without tandem dividend equivalents. When an option is granted with tandem dividend equivalents, a dividend equivalent account is established for the optionee. On each dividend record date for the Company’s common stock, the optionee’s account is credited with an amount equal to the dividend on Company common stock subject to the unexercised portion of the option.

      Payment for Shares Upon Exercise of Stock Options. At the time an option is exercised, shares of Company common stock may be purchased using, to the extent permitted by law, (1) cash (including any dividend equivalent account funds), (2) shares of Company common stock owned by the optionee for at least six months, (3) a “cashless exercise” procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, and delivers the option sale or loan proceeds to the optionee), or (4) any combination of the foregoing or any other method of payment which the Committee may allow. Any LTIP shares used to satisfy the exercise price of stock options may be added back to the LTIP.

      Term of Options and Tandem SARs. The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is ten years and one day, subject to earlier termination, as described below.

      Termination of Employment or Service Relationships with the Company. Upon termination of the optionee’s employment or other service relationship with the Company, (1) any unexercised options shall generally be canceled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within 30 days of termination, whichever is shorter, and (2) the optionee’s dividend equivalent account (if any) shall generally not be credited with any dividends paid after the date of termination. Special rules may apply if an optionee is terminated for cause or discharged or in the event of a termination by reason of retirement, by reason of death or disability, or by reason of a divestiture or change in control of a subsidiary of the Company.

      Limitation on Options and SARs Awarded to Any Optionee. The LTIP provides that, during any calendar year, an eligible participant may be granted options and SARs covering no more than 2 percent of the total number of shares reserved for use under the LTIP.

Restricted Stock and Stock Units

      The Committee may grant awards in the form of restricted stock or in the form of stock units, or any combination of both, to eligible participants (see “Eligibility” above) subject to the terms and conditions of the LTIP. Restricted stock or stock units also may be awarded in combination with NQSOs or SARs, and such an award may provide that the restricted stock or stock units will be forfeited in the event that the related NQSOs or SARs are exercised. Specific terms of the restricted stock or stock unit award will be set by the Committee and set forth in a restricted stock agreement or stock unit agreement between the participant and the Company.

      Restricted Stock. Restricted stock includes shares of Company common stock awarded under the LTIP that are subject to vesting and other restrictions. Restricted stock may be issued with or without cash consideration under the LTIP. No more than one million shares reserved under the LTIP (subject to adjustment for stock splits and similar transactions) may be issued as restricted stock.

      Stock Units. Stock units are a bookkeeping entry representing the equivalent number of shares of Company common stock as awarded under the LTIP. Stock units may be issued with or without cash consideration under the LTIP.

      Settlement of Stock Units. Settlement of vested stock units may be made in the form of cash, shares, or any combination of both. The actual number of stock units eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. Methods of converting stock units into cash may include (without limitation) a method based on the average fair market value of Company common stock over a series of trading days. Vested stock units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the stock units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an award of stock units is settled, the number of such stock units shall be subject to adjustment pursuant to antidilution provisions.

      Death of Stock Unit Recipient. Any stock units that become payable after the award recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of stock units under the LTIP shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any stock units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

      Trusts. The LTIP shall not preclude a participant from transferring or assigning restricted stock to (1) the trustee of a trust that is revocable by such participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such participant’s death, or (2) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of restricted stock from such trustee to any person other than such participant shall be permitted only to the extent approved in advance by the Committee in writing, and restricted stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the LTIP and in the applicable restricted stock agreement, as if such trustee were a party to such agreement.

      Restricted Stock Voting and Dividend Rights. The holders of restricted stock awarded under the LTIP shall have the same voting, dividend, and other rights as the Company’s other shareholders. A restricted stock agreement, however, may require that the holders of restricted stock invest any cash dividends received in additional restricted stock. Such additional restricted stock shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid. Such additional restricted stock shall not reduce the number of shares available under the LTIP.

      Stock Units Voting and Dividend Rights. The holders of stock units shall have no voting rights. Prior to settlement or forfeiture, any stock unit awarded under the LTIP may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share while the stock unit is outstanding. Dividend equivalents may be converted into additional stock units. Settlement of dividend equivalents may be made in the form of cash, Company common stock, or a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the stock units to which they attach.

      Creditors’ Rights. A holder of stock units shall have no rights other than those of a general creditor of the Company. Stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable stock unit agreement.

Stock Appreciation Rights (SARs)

      Under the LTIP, the Committee may grant awards in the form of SARs. Specific terms of the SAR award (including number of SARs awarded, exercise price, and term) will be set by the Committee and set forth in an SAR agreement between the participant and the Company, and shall be subject to all applicable terms of the LTIP and may be subject to any other terms that are not inconsistent with the LTIP. The provisions of the various SAR agreements entered into under the LTIP need not be identical.

      Exercisability and Term. Each SAR agreement shall specify the date when all or any part of the SAR is to become exercisable. The SAR agreement also shall specify the term of the SAR. An SAR agreement may provide for accelerated exercisability in the event of the participant’s death, disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of termination of the participant’s service. SARs also may be awarded in combination with options, restricted stock, or stock units, and such an award may provide that the SARs will not be exercisable unless the related options, restricted stock, or stock units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NQSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NQSO.

      Exercise of SARs. If, on the date when an SAR expires, the exercise price under such SAR is less than the fair market value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the participant (or any person having the right to exercise the SAR after the participant’s death) shall receive from the Company shares, cash, or a combination of shares and cash, as the Committee shall determine. The amount of cash and/or the fair market value of Company common stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the fair market value (on the date of surrender) of the shares subject to the SARs exceeds the exercise price.

      Modification or Assumption of SARs. Within the limitations of the LTIP, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. Notwithstanding the foregoing, no modification of an SAR shall, without the consent of the participant, adversely affect the participant’s rights or obligations under such SAR.

Formula Awards For Non-Employee Directors

      On the first business day of each calendar year during the term of the LTIP, each director who is not an employee of the Company will automatically receive incentive awards with an aggregate fair market value (as determined in accordance with the LTIP) of $30,000. The incentive awards will be composed of restricted stock having an aggregate fair market value as of the first business day of each calendar year of $10,000, and a combination of stock options and stock units in $5,000 increments, as designated by the directors, having an aggregate value (as is determined in accordance with the LTIP) of $20,000 as of the first business day of the calendar year.

      Restricted Stock. Shares of restricted stock may be forfeited to the Company to the extent that they are not vested. Such shares generally will vest at the rate of 20 percent on each anniversary of the grant date. Non-employee directors will have all of the rights of a Company shareholder with respect to all outstanding shares of restricted stock, including the right to vote and receive dividends, whether or not such shares are vested. Upon termination of service as a Company director, any unvested shares of restricted stock will be forfeited. In the event of a termination by reason of mandatory retirement at the age specified in the Pacific Gas and Electric Company Board of Directors retirement policy, by reason of death or disability, or by reason of a change in control, all shares of restricted stock will become fully vested.

      Stock Options. The number of stock options to purchase shares of Company common stock is determined by dividing the equity value increment (subject to aggregate $20,000 limit) by the per-option value on the first business day of the year. (The per-option value is based on the Black-Scholes stock option valuation method, discounting the resulting value by 20 percent.) Stock options awarded under the LTIP to non-employee directors become exercisable as to one-third of the options on or after the second anniversary of the date of grant, as to two-thirds of the options on or after the third anniversary, and as to 100 percent on or after the fourth anniversary. The option exercise price is equal to the fair market value of Company common stock on the date of grant. Dividend equivalents are not granted in connection with the options. The term of each option will be ten years and one day from the date of grant. Upon termination of a director’s service on the Board by reason of death, disability, mandatory retirement, or retirement after five years of continuous service on the Board, all options will become fully exercisable. Options will be exercisable for the longer of the remainder of the option term or five years in the case of termination by reason of mandatory retirement, or one year in the case of termination by reason of death or disability. If termination is for any other reason, unvested options shall terminate and vested options shall remain exercisable for three months after termination or the remainder of the option term, whichever is shorter.

      Stock Units. Each stock unit awarded under the Plan to non-employee directors will be equal to one share of Company common stock. The number of stock units is determined by dividing the equity value increment (subject to the aggregate $20,000 limit) by the closing price of Company common stock on the first business day of the year. On each dividend payment date, additional stock units are credited to a director’s account determined by dividing the aggregate amount of the dividends (the dividend multiplied by the number of stock units on the dividend record date) by the closing price of Company common stock on the dividend payment date. Stock units are distributed to the director in the form of an equal number of shares of Company common stock upon the director’s retirement from the Board after five years of continuous service or upon a director’s mandatory retirement. Stock units also become payable immediately in the event of the director’s death or disability. If a director’s service on the Board terminates for any other reason, all stock units are forfeited on the date of termination.

Other Incentive Awards

      The Committee also may grant other types of incentive awards, including stock grants and limited SARs (SARs which are exercisable only in the event of a change in control).

Tax Withholding

      To the extent that a recipient of an incentive award incurs any tax liability in connection with the exercise or receipt of an award, the recipient’s withholding obligation may be satisfied through payroll deductions or a direct cash payment to the Company. In addition, the Committee may allow the recipient to satisfy the withholding obligation by allowing the Company to withhold a portion of the shares to be issued to the recipient. Such shares may be added back to the LTIP.

Deferral of Payments

      The Committee may allow the deferral of any cash payments that may become due under the LTIP.

Adjustment Upon Changes in Number or Value of Shares of Stock

      In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of Company common stock, the Committee may make such adjustments as it deems appropriate.

Non-Transferability of Incentive Awards

      Except as may otherwise be provided in the applicable award agreement, incentive awards shall not be transferable other than by will or by the laws of descent and distribution, and generally may be exercised during the lifetime of the recipient only by the recipient.

Amendment and Termination of the LTIP and Incentive Awards

      The Company’s Board of Directors or the Committee may at any time suspend, terminate, modify, or amend the LTIP in any respect. However, shareholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also may amend or modify the terms and conditions of any incentive award, or may cancel or annul any grant of an award. No suspension, termination, modification, or amendment of the LTIP, and no amendment, modification, cancellation, or annulment of any incentive award, may adversely affect a recipient’s rights under the LTIP or such incentive award without the recipient’s consent. The Committee may grant incentive awards in exchange for the recipient’s surrender of other incentive awards.

Funding

      Inasmuch as the LTIP is designed to encourage financial performance and to improve the value of shareholders’ investment in the Company, the costs of the LTIP will be funded from corporate earnings.

Federal Income Tax Consequences

      The following is a brief description of the federal income tax consequences of stock options, tandem SARs, tandem dividend equivalents, stock units, and restricted stock granted under the LTIP under present tax laws.

      Non-Qualified Stock Options. There will be no federal income tax consequences to either the optionee or the Company upon the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally will have taxable ordinary income equal to the difference between the current market value of the shares and the option price, and the Company will be entitled to a federal income tax deduction of that amount.

      Incentive Stock Options. There will be no federal income tax consequences to either the optionee or the Company upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, upon exercise of an ISO, an optionee will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option price) that may result in alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon disposition will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee violates the holding period requirements, the optionee will realize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise, over (2) the option price.

      An ISO which is exercised more than three months after the optionee terminates employment with the Company will be treated as a NQSO for federal income tax purposes.

      Tandem Stock Appreciation Rights. There will be no federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

      Tandem Dividend Equivalents. There will be no federal income tax consequences to either the optionee or the Company upon the establishment of a dividend equivalent account or during the period that funds accrue in the account. Amounts paid from the account will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

      Stock Units. There will be no federal income tax consequences to either the recipient or the Company upon the grant of stock units. Dividend equivalents paid on stock units will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction. Upon the payment of stock units, the amount received will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction.

      Restricted Stock. Upon the grant of restricted stock subject to a vesting schedule, the recipient will be deemed to receive taxable ordinary income equal to the fair market value of the shares at the time they vest. Upon the sale or disposition of the shares, the recipient will realize capital gain or loss in an amount equal to the difference between the fair market value of the shares on each vesting date and the sale or disposition price.

      Section 83(b) of the Internal Revenue Code permits a recipient to elect, within 30 days after the grant of any shares of restricted stock subject to a vesting schedule, to be taxed at ordinary income rates on the fair market value of all shares received, based on the fair market value of the shares on the date of grant, ignoring restrictions or limitations on the shares disposition. If the recipient makes a Section 83(b) election, any later appreciation in the value of the shares will be taxable as capital gain instead of ordinary income when they are sold or transferred.

      At the time the recipient elects to be taxed on the grant of restricted stock, the Company will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the recipient.

Benefits Under the LTIP

      Subject to certain limitations, the Committee has full discretion to determine the number, type, and value of incentive awards to be granted to eligible participants under the LTIP. Thus, the benefits and amounts that will be received by or allocated to the officers, directors, employees, and consultants of the Company are not determinable.

      The proposed LTIP will not become effective until (1) it is approved by the holders of Pacific Gas and Electric Company common and preferred stock (voting together as one class), (2) the Company becomes a stand-alone entity, as contemplated in the Plan of Reorganization, and (3) all required regulatory approvals have been acquired.

The Board of Directors of Pacific Gas and Electric Company Unanimously Recommends a Vote FOR the Proposal to Adopt a Long-Term Incentive Program.

Item Nos. 4-10:
PG&E Corporation Shareholder Proposals

To Be Voted on by PG&E Corporation Shareholders Only

       The following shareholder proposals and related supporting statements represent the views of the shareholders who submitted them, and not the views of PG&E Corporation. PG&E Corporation is not responsible for, and does not endorse, the content of any shareholder proposal or supporting statement. These shareholder proposals and supporting statements are included in this proxy statement pursuant to rules established by the Securities and Exchange Commission.

Item No. 4: Shareholder Proposal Regarding Cumulative Voting

      Mr. Simon Levine, 960 Shorepoint Court, No. 306, Alameda, California 94501, holder of 5,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

“4 – Cumulative Voting

Shareholders of PG&E Corporation request that our Board of Directors adopt a cumulative voting bylaw. Cumulative voting means that each shareholder may cast as many votes as equal the number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit.

Shareholders believe that recent events demonstrate increasing need for a minority voice on the Board.

1)	PG&E was generous to its senior executives even as its utility grappled with one of the biggest business failures in U.S. history.
2)	CEO Robert Glynn raked in $8 million in 2001.
3)	Eleven PG&E executives raked in $37 million in 2001.
4)	Glynn’s son raked in nearly $150,000.
5)	PG&E ignores its own retirement policy which requires directors step down at age 70.
6)	PG&E paid its auditor Deloitte & Touche $11 million for consulting - more than 3-times the fee PG&E paid for auditing.
7)	The PG&E utility CEO made a $64,000 profit by exercised 33,000 options near a 52-week high price of $23.
8)	PG&E lawyers have continued to bet they can deliver a bankruptcy plan that critics have dismissed as a ruse to end state regulation.
9)	PG&E paid a whopping $34 million on outside attorneys in 2001.
10)	84 in-house attorneys were working on the bankruptcy in 2001.
11)	Most earned $150,000 and some more than double that amount.

Shareholders also believe that there is a need for an independent perspective because the board did not take steps to adopt a proposal approved by a substantial majority (66%) of shareholders who cast yes or no votes at the 2002 annual meeting. The proposal called for a shareholder vote on a poison pill.

Cumulative voting allows a significant group of shareholders to elect a director or directors of its choice – bringing independent perspectives to board decisions.

Safeguard your investment. Vote for:

Cumulative Voting

Yes on 4”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      PG&E Corporation believes that cumulative voting would erode shareholders’ ability to elect directors who represent the interests of the shareholders as a whole. Under cumulative voting, the total number of votes that each shareholder may cast in an election for directors is determined by multiplying the number of directors to be elected by the number of votes to which the shareholder’s shares are entitled. Each shareholder may “cumulate” his or her votes by giving them all to one candidate, or may distribute his or her votes among as many candidates as the shareholder sees fit. For example, if nine directors were to be elected, a shareholder or group of shareholders holding 10 percent of the shares voting at the meeting would be capable of electing a director. This is true even if the holders of the remaining 90 percent of the voting shares are opposed to the election of that candidate and cast their votes to elect nine other directors.

      Cumulative voting would give a disproportionate and unfair weight to the votes cast by a minority shareholder or shareholders. Not adopting cumulative voting ensures that all directors are elected or removed by a majority vote of shareholders voting in the election.

      For this reason, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 5: Shareholder Proposal Regarding Independent Directors

      Mr. Ray T. Chevedden, 5965 South Citrus Avenue, Los Angeles, California 90043, holder of 3,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

“5 – Independent Directors for Key Board Committees

Shareholders recommend that strictly independent directors be nominated by the board for key board committees to the fullest extent possible. This includes the proportionate nomination of independent directors for the full board in order that independent director candidates will be available for nomination to the key board committees.

The standard of independence is the standard of the Council of Institutional Investors www.cii.org. “A director is deemed independent if his or her only non-trivial professional, familial or financial connection to the corporation or its CEO is his or her directorship.” This proposal calls for our company’s governing documents to be amended accordingly, including the bylaws – adopting this criteria even if companies can legally have a lesser standard of independence.

          PG&E has a serious lack of independent directors.

Based on our company’s 2002 proxy and earlier proxies, only 44% of our board meets a strict standard of independence based on current or previous transactions with our company.

“At least two-thirds of a corporation’s directors should be independent,” according to the Council of Institutional Investors. Institutional shareholders own a majority of PG&E stock.

          Furthermore by the same criteria:

•	75% of our Nominating Committee is not independent.
•	75% of our Compensation Committee is not independent.
•	40% of our Audit Committee is not independent.

“All members of these [three] committees should be independent,” according to the Council of Institutional Investors.

This proposal topic won 45% of the yes-no vote at our company in 2001 and a 56%-yes vote at EMC Corporation ($5 billion software and electronics company) in 2002.

          Serious about good governance

Enron and the corporate disasters that followed forced many companies to get serious about good governance which includes independent directors. When the buoyant stock market burst, suddenly the importance of governance was clear. In a time of crises, a vigorous board that has done its job can help companies minimize the damage.

A look back at Business Week’s inaugural ranking of the best and worst boards in 1996 tells the story. For the 3 years after the list appeared, the stocks of companies with the best boards outperformed those with the worse boards by 2 to 1. Increasingly, institutional investors are flocking to stocks of companies perceived as being well governed and punishing stocks of companies seen as having lax oversight.

      To protect our investment money at risk:

Independent Directors for Key Board Committees

Yes on 5”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors believes this proposal is unnecessary. Institutional Shareholder Services, a leading proxy analysis firm, determined in a 2002 corporate governance report that PG&E Corporation’s key Board committees are comprised solely of independent directors. With respect to the Board of Directors as a whole, 89 percent of its members are independent, the only exception being the CEO and President of PG&E Corporation.

      Further, every member of the Audit Committee is considered independent under rules of the New York Stock Exchange, the American Stock Exchange, and the Pacific Exchange.

      The Corporation’s Corporate Governance Guidelines provide that all members of the PG&E Corporation Audit Committee and Nominating, Compensation, and Governance Committee are “independent directors” as defined in the Corporation’s Corporate Governance Guidelines. The Corporate Governance Guidelines also require that 75 percent of the Board be composed of independent directors. Independent directors are defined in the guidelines as directors (1) who are neither current nor former employees of nor consultants to PG&E Corporation or its subsidiaries, and (2) who also are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member. Currently, all members of the Audit Committee and the Nominating, Compensation, and Governance Committee are “independent directors.” In addition, 89 percent of the members of the Board of Directors are independent, the only exception being the CEO and President of PG&E Corporation.

      The PG&E Corporation Board of Directors believes that the composition of PG&E Corporation’s Audit Committee and its Nominating, Compensation, and Governance Committee, each consisting solely of independent outside directors, and the presence of a majority of independent directors on the Board pursuant to the Board’s corporate governance policies ensure independent oversight of management. The Board of Directors also believes that no member of the Audit Committee and Nominating, Compensation, and Governance Committee has a “non-trivial professional, familial or financial connection to the corporation or its CEO” other than his or her directorship.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 6: Shareholder Proposal Regarding Poison Pills (Shareholder Rights Plan)

      Mr. Nick Rossi, P.O. Box 249, Boonville, California 95415, beneficial owner of 600 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

“6 – Shareholder Vote regarding Poison Pills

This topic won an average 60%-yes vote at 50 companies in 2002

This is to recommend that our Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Our 66% vote in 2002

This proposal topic won 66% of the yes-no vote at the 2002 annual meeting of our company. This 66% vote exceeded the 60%-average yes vote at 50 companies in 2002. Shareholder resolutions should be binding according to Business Week in “The Best & Worst Boards” cover page report, October 7, 2002.

Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Serious Challenges Faced by our Company

Shareholders believe that the serious challenges faced by our company in the past year demonstrate a need for shareholders to have an input on any poison pill considered by our company:

1)	PG&E Corp. stock plunged 30% in one day.
2)	PG&E’s National Energy Group’s credit rating cut to six levels below investment grade.
3)	An electric utilities analyst said NEG may go bankrupt.
4)	National Energy Group lost a walloping $241 million in one quarter.
5)	The California Utilities Commission said that the PG&E plan to leave bankruptcy is illegal because it bypasses California state regulation.
6)	The state of California sued PG&E Corp. for unfair business practices, charging that the parent company siphoned $4 billion from Pacific Gas and Electric Co. and then allowed the utility to go bankrupt.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/ HCA, McDermott International and Airborne, Inc. I believe that our company should follow suit and allow shareholder input.

Shareholder Vote regarding Poison Pills

Yes on 6”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors adopted the Corporation’s Shareholder Rights Plan on December 15, 2000, in order to protect the Corporation’s shareholders in the event the Corporation is confronted with an inadequate offer or with coercive or unfair takeover tactics. Plans similar to the Corporation’s Shareholder Rights Plan have been adopted by more than 2,000 U.S. corporations, including about half of the Fortune 500 companies and an increasing number of publicly traded utilities. The Board considers the Shareholder Rights Plan to be invaluable in protecting the right of shareholders to realize the full value of their investment in the Corporation.

      The Shareholder Rights Plan is designed to safeguard shareholders from abusive tactics that have been used by certain bidders against other companies and that the Board of Directors believes are not in the best interest of the Corporation’s shareholders. These tactics may unfairly pressure shareholders, squeeze them out of their investment without giving them any real choice, and deprive them of the full value of their shares. The Shareholder Rights Plan is intended to give the Board of Directors negotiating leverage in such situations, and help protect the interests of all shareholders.

      Several studies have shown that companies with shareholder rights plans have received higher premiums than companies without shareholder rights plans. A 2001 study published by J.P. Morgan examined takeover data from 1997 through 2000 where the purchase price exceeded $1 billion, and found that the median takeover premium for companies with shareholder rights plans was 35.9 percent as compared to 31.9 percent for companies without shareholder rights plans. A 1997 study prepared by the nationally recognized proxy solicitation and investor relations firm, Georgeson & Company, Inc. (Georgeson), examined 319 takeover transactions over $250 million between 1992 and 1997, and found that the premiums paid to acquire companies with shareholder rights plans in place at least six months prior to the first bid were on average eight percentage points higher than premiums for companies without shareholder rights plans. The Georgeson study also found that the presence of a shareholder rights plan did not reduce the likelihood of a company becoming a takeover target or increase the likelihood of defeat of an unsolicited takeover proposal.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 7: Shareholder Proposal Regarding Radioactive Wastes

      Mr. Ron Rattner, 1998 Broadway, #1204, San Francisco, California 94109, beneficial owner of 1,975 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

“RADIOACTIVE WASTES: RISK REDUCTION POLICY

Proponent believes PG&E’s production and storage of high level radioactive wastes at Diablo Canyon nuclear plant involves potentially catastrophic risks to the public, to the environment, and to our company which must be mitigated.

Diablo Canyon operations are continually creating substantial quantities of high level radioactive wastes in spent-fuel pools 2-1/2 miles from a major active California coast earthquake fault. Potential magnitude of a possible spent-fuel accident increases as quantities of radioactive wastes increase. Every day of unrestricted operation each Diablo Canyon reactor produces radioactive wastes equivalent to those of an Hiroshima bomb. Hundreds of tons are now stored on-site. These wastes –including Cesium137, Strontium90 and Plutonium239– are so hazardous that Department Of Energy requires isolation for 10,000 years. No safe off-site storage place exists or will be available –if ever– for over a decade. Even if storage outside California becomes feasible, shipment to a distant storage site on barges, trains and trucks would entail significantly increased risks of accidents or terrorism.

Since 9/11/01 we have realized our vulnerability to terrorism and urgent need for increased vigilance. Diagrams of U.S. nuclear power plants were found in AlQueda enclaves in Afghanistan. According to the Union of Concerned Scientists, Nuclear Regulatory Commission anti-terrorist exercises to determine potential vulnerability of nuclear plants did not consider all weapons or methods attributed to AlQueda terrorists or direct hit by large aircraft. After 9/11 the NRC revealed that “nuclear power plants were not designed to withstand such crashes”, and that consequences of a spent-fuel accident “could be comparable to those for a severe reactor accident.” [NRC News, 9/21/01; NRC, “Technical Study of Spent Fuel Pool Accident Risk”] Moreover, according to Union of Concerned Scientists, stored radioactive wastes are more vulnerable than nuclear reactors. A recent Princeton University study suggests that a terrorist attack on high-level radioactive wastes stored at nuclear plants could cause contamination problems “significantly worse than those from Chernobyl”. [“Spent Nuclear Fuel Pools Pose Serious Risks”, ENS 2/14/03]

Share prices have deeply declined; dividends have been suspended; and thousands of shareholders have been hurt. Proponent believes PG&E’s financial prospects are already threatened by bankruptcy of its largest subsidiary and a $4 billion unfair practices suit by the California Attorney General, and that any loss from a catastrophic nuclear accident could jeopardize corporate viability and remaining shareholder equity.

No corporate profit goal can justify disregard of serious hazards to public and environmental health and safety. So, fiscally and morally, PG&E has a compelling duty to mitigate risks arising from production and storage of high level radioactive wastes at Diablo Canyon Nuclear Plant.

RESOLUTION:

THEREFORE, Shareholders recommend that Board of Directors adopt and implement a new policy and plan to reduce PG&E vulnerability to a catastrophic nuclear accident or terrorist attack at Diablo Canyon; and that pursuant to such plan, production of high level radioactive wastes shall not exceed the current capacity of existing spent-fuel pools, thereby averting untenable risks of possible off-site shipments or excessive on-site storage.”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors believes this proposal is unnecessary. Pacific Gas and Electric Company’s Diablo Canyon Power Plant (Diablo Canyon) is in compliance with detailed regulations of the U.S. Nuclear Regulatory Commission (NRC), which has established comprehensive requirements including the monitoring and review of the safety, radiological, and environmental aspects of these facilities, the comprehensive and mandatory quality controls used in the operation of the plant, and the storage and disposal of spent nuclear fuel. These regulations also require that nuclear power plants take adequate measures to protect the public from the possibility of exposure to radioactive release caused by acts of sabotage.

      Pacific Gas and Electric Company has applied to the NRC for a license to construct and use “dry” steel and concrete storage containers for spent fuel storage after the existing spent fuel pools capacity is depleted. Pacific Gas and Electric Company will comply with NRC requirements regarding use of these containers, including requirements that the containers be designed to withstand earthquakes and other natural disasters. Currently there is no transportation of spent fuel to or from Diablo Canyon and no existing plans to commence such transportation in the future. However, any such transportation would be subject to a number of NRC procedures, specifications, and regulations designed to protect containers transporting used nuclear fuel from attack as well as accident.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 8: Shareholder Proposal Regarding Auditor Conflicts

      The Sheet Metal Workers’ National Pension Fund, 601 North Fairfax Street, Suite 500, Alexandria, Virginia 22314-2075, beneficial owner of 10,300 shares of PG&E Corporation common stock, has given notice of its intention to present the following proposal for action at the PG&E Corporation annual meeting:

“Auditor Conflicts Proposal

Resolved, that the shareholders of PG&E Corp. (“Company”) request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide any management consulting services to our Company.

Statement of Support: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

Independent auditors have an important public trust. Investors must be able to rely on issuers’ financial statements. It is the auditor’s opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor’s opinion and will be far less likely to invest in that public company’s securities. Final Rule: Revision of the Commission’s Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

We believe that today investors seriously question whether auditors are independent of the company and corporate management that retain them. A major reason for this skepticism, we believe, is that management of once admired companies such as Enron, Tyco, and WorldCom have misled investors and their auditors have either been complicit or simply inept. Over the last year hundreds of billions of dollars in market value have vanished as investors have lost confidence in the integrity of our markets. A key reason for this lack of confidence is the distrust investors have in companies’ financial statements.

The U.S. Congress has attempted to respond to this crisis of confidence through passage of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”). The Sarbanes Act prohibits a company’s auditors from performing a wide range of defined non-audit services. These prohibitions, in turn, track the defined non-audit services in Rule 2-01(c)(4) of the SEC’s Final Rule: Revision of the Commission’s Auditor Independence Requirements, Release No. 33-7919, Feb. 5, 2001.

However, the Sarbanes Act fails to prohibit auditors from providing management consulting services, which we believe represents a significant loophole. While the Act does require that the audit committee of the board preapprove these non-audit services, we do not believe that is enough. We believe that management consulting represents a significant source of potential revenue to auditors and poses serious conflict of interest issues. For this reason, we think the better course is for companies not to engage their auditors to perform any management consulting services.

Many companies, including ours, either continue to engage their auditors to provide management consulting or provide inadequate disclosure in their proxy statements to ascertain whether they continue to engage their auditors for management consulting services. We urge your support for this resolution asking the board to cease engaging auditors for management consulting.”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors believes in the importance of auditor independence. However, this proposal is unnecessary because the Corporation already limits the types of non-audit services that can be obtained from the Corporation’s independent public accountant, and monitors the independence of the public accountant.

      In June 2002, the Corporation adopted a practice of only engaging Deloitte & Touche LLP (the current independent public accountant) or its affiliates to provide two types of non-auditing services to the Corporation and its subsidiaries: (1) audit-related and attest services and (2) tax services. Subsequently, the Securities and Exchange Commission approved regulations implementing the Sarbanes-Oxley Act of 2002, which restrict auditing firms from providing to their audit clients nine enumerated categories of non-audit services. The Corporation’s practices comply with, and are more restrictive than, those regulations.

      The Audit Committee also oversees the Deloitte & Touche LLP relationship with the Corporation. As of November 2002, the Audit Committee must pre-approve all services that Deloitte & Touche LLP or its affiliates provide to the Corporation and its subsidiaries and affiliates. The Committee also periodically reviews the independent auditor’s formal written statement delineating all relationships between them and PG&E Corporation and its subsidiaries and affiliates.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 9: Shareholder Proposal Regarding Option Expensing

      The United Brotherhood of Carpenters on behalf of the Massachusetts Carpenters Pension & Annuity Funds, 350 Fordham Road, Wilmington, Massachusetts 01887, beneficial owner of 11,200 shares of PG&E Corporation common stock, has given notice of its intention to present the following proposal for action at the PG&E Corporation annual meeting:

“Option Expensing Proposal

Resolved, that the shareholders of PG&E Corporation (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Statement of Support: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

A recent report issued by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options Is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom – examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings. . .

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free. . .

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?

Many companies have responded to investors’ concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Corporation prominently discloses the potential impact of employee stock options on earnings in its annual report to shareholders/ Form 10-K report and in quarterly Form 10-Q reports that are filed with the Securities and Exchange Commission. Information regarding the impact of options on earnings per share can be found in Note 1 of the Notes to the Consolidated Financial Statements, which directly follow the financial statements. We believe that reporting the impact of stock options on earnings in this transparent manner provides our shareholders with the information they need to make sound investment decisions.

      The potential impact of expensing options on the Corporation’s earnings per share is not material. As reported in the Corporation’s 2001 Form 10-K report, the Corporation’s earnings per share for 2001 would have decreased by approximately 2 percent had the Corporation expensed options. If the Corporation’s financial statements reflected stock options as an expense, our financial performance would appear artificially low as compared to competitors that did not expense stock options, and investors would find it more difficult to compare our financial performance to that of comparable companies. Currently, we fully comply with accounting standards regarding treatment of stock options. Should regulations change regarding the accounting treatment of stock options, we will fully comply with them, as we do now.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 10: Shareholder Proposal Regarding Greenhouse Gas Emissions

      General Board of Pensions and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201, beneficial owner of 89,000 shares of PG&E Corporation common stock, Ms. Jane K. Bright, 3 Bridge Street, Marblehead, MA 01945, beneficial owner of 1 share of PG&E Corporation common stock, Ms. Lori A. Ehrlich, custodian for the benefit of Casey A. Ehrlich, 46 Gerald Road, Marblehead, MA 01945, beneficial owner of 3 shares of PG&E Corporation common stock, and Ms. Gail McCormick, 281 Lynn Shore Drive, Lynn, MA 01902, beneficial owner of 2 shares of PG&E Corporation common stock, have given notice of their intention to present the following proposal for action at the PG&E Corporation annual meeting:

“THEREFORE, BE IT RESOLVED:

That shareholders request the Board of Directors to report (at reasonable cost and omitting proprietary information) by October 2003 to shareholders on: (a) the economic risks associated with the Company’s past, present and future emissions of carbon dioxide, sulfur dioxide, nitrogen oxide and mercury emissions, and (b) the economic benefits of committing to substantial reduction of those emissions related to its current business activities (i.e., potential improvement in competitiveness and profitability).

SUPPORTING STATEMENT

The Environmental Protection Agency (EPA) has stated that electricity generation is responsible for 40% of man-made carbon dioxide (CO2), the leading greenhouse gas, as well as 25% of nitrogen oxides (NOx), 67% of sulfur dioxide (SO2), and 34% of mercury emitted annually nationwide. NOx is a contributor to smog and SO2 is a major factor in acid rain. In addition, SO2, NOx, and ammonia are known to cause human health risks including respiratory illnesses, cardiovascular degradation and contribute to premature death. Mercury is a known neurotoxin that is estimated by the National Academy of Sciences to cause neurological damage to 60,000 newborns each year through the consumption of contaminated fish by pregnant women.

Our company has made impressive strides toward reducing greenhouse gas emissions in a number of its facilities, but progress has been uneven among them. For example, the Salem and Brayton Point facilities ranked first and second, respectively, on the Environmental Protection Agency’s list of facilities in Massachusetts emitting hazardous air pollutants for 2000.

•	In 2000, the Salem Harbor Generating Station in Salem, Massachusetts emitted 14 lbs/ MWh of SO2 and 3.5 lbs/ MWh of NOx.
•	In the same year, the Brayton Point Station in Somerset, Massachusetts emitted 11 lbs/ MWH for SO2 and 3.2 lbs/ MWh for NOx.
•	These emissions are well in excess of the average for PG&E’s generating facilities of 2.1 lbs/ MWh for SO2 and 0.9 lbs/ MWh for NOx, as reported in PG&E’s 2000 environmental report.

PG&E is seeking to delay by two years the implementation of emissions control technologies at Salem Harbor Station as mandated by the Mass. Department of the Environment. It is our opinion that these plants, the only two coal and oil plants of PG&E Energy Corp.’s fleet built before 1978, pose unacceptable health risks to the public and potential liabilities to shareholders. A Harvard School of Public Health study estimated that the proposed delay could result in over 100 premature deaths, 28,000 asthma attacks and almost 200,000 upper respiratory symptom days.

The excessive greenhouse gas emissions at the Salem and Brayton Point facilities are exposing PG&E to reputation and brand damage, as well as regulatory and litigation risk.”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      PG&E Corporation is committed to being an environmental leader by providing safe, economical, and reliable products and services in a responsible and environmentally sensitive manner. The Corporation’s commitment to continuous improvement not only raises the bar on environmental performance, but also strengthens our competitive position within our industry by driving innovation. Since 1991, the Corporation has published an annual Environmental Report that lays out our goals and aspirations and describes our performance.

      The most recent (2001) Environmental Report, which is available on our website, compares the Corporation’s emissions of compounds listed in the proposal with the United States Environmental Protection Agency’s (EPA) national data, as well as the Corporation’s operations from previous years (see http://www.pgecorp.com/news /environment). As shown in the report, PG&E Corporation is an industry leader in terms of its emissions profile. In another report published by the Natural Resources Defense Council and others that compared emissions of the 100 largest power generators, PG&E Corporation’s emissions of CO2, NOx, and SO2 were ranked among the lowest (14th lowest for CO2 emissions, 19th lowest for NOx emissions, and 32nd lowest for SO2 emissions).

      With respect to the Brayton Point and Salem Harbor plants in Massachusetts, both plants are in compliance with state and federal emission regulations. Massachusetts has recently adopted the most stringent power plant emission regulations in the United States, and pursuant to those new regulations, the Corporation’s subsidiary, PG&E National Energy Group, has proposed emission reduction plans for both power plants to comply with those new regulations. Completion of the emission reduction plans would reduce SO2 and NOx emissions at both power plants well below the national average.

      In addition, PG&E Corporation has undertaken, and continues to undertake, actions and initiatives that go beyond compliance and the status quo with regard to emissions of these pollutants and is actively engaged in the public policy arena to advance legislation and regulations that would provide additional environmental benefits in a cost-effective and comprehensive manner. Examples include:

PG&E Corporation is a Charter Member of the California Climate Action Registry. As a Charter Member, PG&E Corporation and its subsidiaries are committed to reporting on greenhouse gas emissions associated with its generation, transmission, and distribution of gas and electricity within the state.

PG&E Corporation is one of the first power companies to support the adoption of national emissions standards for four pollutants (including NOx, SO2, mercury, and CO2) and is working through the Clean Energy Group to promote legislation that would accomplish this objective.

      Given the Corporation’s environmental record described above, and these ongoing efforts towards continuous improvement, we believe that an additional report of the type requested by the proponents is unnecessary.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Executive Compensation

Nominating, Compensation, and Governance Committee Report on Compensation

       The Nominating, Compensation, and Governance Committee of the PG&E Corporation Board of Directors (Committee) is responsible for overseeing and establishing executive compensation policies for PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company. The Committee also oversees the PG&E Corporation Long-Term Incentive Program and other employee benefit plans.

      This report relates to the compensation paid to executive officers of PG&E Corporation and Pacific Gas and Electric Company during the fiscal year ended December 31, 2002. Compensation for the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company is approved by their respective Board of Directors based on the recommendation of the Committee, which is composed of independent non-employee directors. In establishing the 2002 compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company, each Board of Directors ratified the recommendations of the Committee. Compensation for all other PG&E Corporation and subsidiary officers is approved by the Committee, except that the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers of PG&E Corporation and its subsidiaries.

      The Committee established compensation programs for 2002 to meet four objectives:

•	To emphasize long-term incentives to further align shareholder and officers’ interests, and focus employees on enhancing total return for shareholders.

•	To attract, retain, and motivate employees with the necessary mix of skills and experience for the development of PG&E Corporation’s unregulated businesses, as well as the successful operation and expansion of its utility business.

•	To minimize short-term and long-term costs and reduce corporate exposure to longer-term financial risk.

•	To achieve maximum value from PG&E Corporation’s collective workforce by designing compensation programs that facilitate movement by employees among the Corporation and its subsidiaries.

      In addition, the Committee defined the following specific compensation objectives for officers:

•	A significant component of every officer’s compensation should be tied directly to PG&E Corporation’s performance for shareholders.

•	Annual target cash compensation (base salary and target annual incentive) should be equal to the average target cash compensation for comparable officers of companies in the comparator group.

•	Long-term incentive targets should be equal to the 75th percentile target compensation for comparable officers of companies in the comparator group, consistent with the performance aspiration of being a top quartile performer.

      In order to provide compensation that is competitive with companies similar to PG&E Corporation in 2002, the Committee selected a group consisting of 11 other major energy companies (the comparator group) that were comparable to PG&E Corporation in size and all of which were included in the Standard & Poor’s 500 Stock Index. During 2002, the Committee reviewed and altered the composition of the comparator group in order to reflect changes in the financial status and corporate structure of companies in the previous comparator group and the energy industry as a whole. The revised group consists of 15 other major energy companies that are comparable to PG&E Corporation in size, scope, business mix, and other characteristics. All of the companies in the revised comparator group are included in the Dow Jones Utility Index.

      In evaluating compensation program alternatives, the Committee considers the potential impact on PG&E Corporation of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the five highest paid executive officers of public corporations, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) the compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by shareholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period.

      To the extent consistent with the Committee’s overall policy of maintaining a competitive, performance-based compensation program, it is PG&E Corporation’s intent to maintain the tax deductibility of the compensation which it pays. The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining competitive compensation. However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Committee or PG&E Corporation. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

      The principal components of executive compensation at PG&E Corporation and Pacific Gas and Electric Company are: base salary, short-term incentives, long-term incentives, benefits, and retention mechanisms. The considerations underlying 2002 executive compensation are as follows.

Base Salary

      Executive salaries at PG&E Corporation and Pacific Gas and Electric Company are reviewed annually by the Committee based on (1) the results achieved by each individual, (2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the salaries paid to comparable executives by companies in a group of comparable companies.

      In setting the 2002 salary levels for the executive officers of PG&E Corporation and Pacific Gas and Electric Company, the Committee’s objective was to make the salary paid to each executive officer (including the respective Chief Executive Officers) approximately equal to the average of the salaries paid to the comparable officers of companies in the comparator group.

      The overall average of the base salaries received by all PG&E Corporation officers (including Mr. Glynn) for 2002 was comparable to the average base salaries paid to the officers of the comparator group.

Short-Term Incentives

      The PG&E Corporation and Pacific Gas and Electric Company Short-Term Incentive Plans for 2002 were designed to provide annual incentives to all executive officers based on success in achieving corporate financial objectives, and where appropriate, line of business results.

      At the beginning of the year, target awards are set based on each executive’s responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on performance against objectives. The Committee has discretion to adjust or modify any of the performance measures.

      For 2002, the Committee exercised its discretion to modify the corporate performance measure to provide a final award, in light of external industry events and the company’s actual performance. For 2000, the Committee exercised its discretion to modify the performance measures to eliminate Short-Term Incentive Plan awards for PG&E Corporation officers (whose principal responsibilities are corporate in nature) and Pacific Gas and Electric Company officers, in light of company and industry events.

      For 2002, PG&E Corporation executive officers received Short-Term Incentive Plan awards that ranged from 17 percent to 47 percent of their total maximum awards.

      For 2002, Pacific Gas and Electric Company executive officers received Short-Term Incentive Plan awards that ranged from 47 percent to 58 percent of their total maximum awards.

Long-Term Incentives

      PG&E Corporation Long-Term Incentive Program. The PG&E Corporation Long-Term Incentive Program permits various stock-based incentive awards to be granted to executive officers and other employees of the Corporation and its subsidiaries. The Stock Option Plan and the Performance Unit Plan (each of which is a component of the Long-Term Incentive Program) provide incentives based on PG&E Corporation’s financial performance over time.

      PG&E Corporation Stock Option Plan. The Stock Option Plan provides incentives based on PG&E Corporation’s ability to sustain financial performance. Under the Plan, officers, and other key employees of PG&E Corporation and its subsidiaries receive stock options based on their responsibilities. These options allow them to purchase a certain number of shares of PG&E Corporation common stock at the market price on the date of grant. In making stock option grants, the size of each executive officer’s grant was determined primarily based on the compensation objectives for officers described above. Generally, optionees must hold the options for at least two full years and exercise them within ten years. In 2002, the Committee changed the option vesting schedule such that stock options granted in 2003 will vest in annual increments of 25 percent on the first, second, third, and fourth anniversaries of the date of award.

      PG&E Corporation Performance Unit Plan. The Performance Unit Plan provides incentives based on a comparison of PG&E Corporation’s total returns for shareholders (dividends plus stock price appreciation) with returns provided by a group of comparator companies over a three-year period. Under the Plan, officers of PG&E Corporation and its subsidiaries receive performance units reflecting their level of responsibility. One-third of the units vest each year. At the end of each year, the number of vested performance units (adjusted for any dividends declared on PG&E Corporation common stock) is increased or decreased based on PG&E Corporation’s three-year total return for shareholders (dividends plus stock price appreciation) as ranked against a group of comparator companies. Each officer receives an incentive payment equal to the final number of vested units multiplied by the average market price of PG&E Corporation common stock during the 30 calendar day period prior to the end of the year.

      In determining Performance Unit Plan results for units granted in 2000, 2001, and 2002, PG&E Corporation’s performance is compared with that of the comparator group. Performance is based on a three-year cumulative total shareholder return, which provides a gauge of sustained multi-year performance and focuses on performance relative to select industry peers.

      For the three years ended December 31, 2002, PG&E Corporation’s total shareholder return had a cumulative ranking of 8th among the companies in the comparator group for vested units granted in 2000, 2001, and 2002. Based on these rankings, officers received awards which were based on 50 percent of the number of vesting units.

      Restricted Stock. In 2002, the Committee decided that it would award restricted stock to eligible executives, effective for 2003, in lieu of the incentives that have been historically awarded under the Performance Unit Plan. These restricted stock awards were made on January 2, 2003. The restrictions lapse in annual increments of up to 25 percent on the first business day of 2004, 2005, 2006, and 2007, subject to the recipient’s continued employment. In general, 20 percent of each year’s increment is subject to forfeiture if PG&E Corporation fails to be in the top quartile of its comparator group as measured by relative annual total shareholder return (TSR) at the end of the prior year. With respect to the Chairman, Chief Executive Officer, and President of PG&E Corporation, 25 percent of each year’s increment is subject to forfeiture if PG&E Corporation fails to be in the top quartile of its comparator group as measured by TSR at the end of the prior year, and an additional 25 percent is subject to forfeiture if PG&E Corporation fails to be in the top half of its comparator group.

Retention Mechanisms

      In an effort to retain certain key personnel to ensure a continued workforce of experienced and knowledgeable employees in light of the current uncertainties in the energy sector, in 2002 the Committee approved the PG&E National Energy Group Management Retention/Performance Award Program. Under this program, key employees of PG&E National Energy Group, some of whom also are executive officers of PG&E Corporation, are eligible to receive financial incentives to continue their employment through certain key dates, or the accomplishment of specific performance objectives.

CEO Compensation

      The Committee followed the same philosophy described above in determining 2002 compensation for Robert D. Glynn, Jr., Chief Executive Officer of PG&E Corporation, and Gordon R. Smith, Chief Executive Officer of Pacific Gas and Electric Company.

      Mr. Glynn received an annual base salary of $1,050,000 in 2002. The salary level for Mr. Glynn is comparable to the average salary of chief executive officers of the companies in the comparator group. As noted in the accompanying compensation tables, during 2002, Mr. Glynn also received stock options and performance units under the Performance Unit Plan. These grants were made based on the same factors and criteria as apply to similar grants for other PG&E Corporation executive officers.

      Mr. Smith received an annual base salary of $735,000 in 2002. The salary level for Mr. Smith is above the average salary of senior executives in comparable positions at the companies in the comparator group. As noted in the accompanying compensation tables, during 2002, Mr. Smith also received performance units under the Performance Unit Plan. These grants were made based on the same factors and criteria as apply to similar grants for other Pacific Gas and Electric Company executive officers.

Summary

      We, the members of the Nominating, Compensation, and Governance Committee of the Board of Directors of PG&E Corporation, believe that the compensation programs of PG&E Corporation and Pacific Gas and Electric Company are successful in attracting and retaining qualified employees and in tying compensation directly to performance for shareholders and service to customers. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the business environment of PG&E Corporation and Pacific Gas and Electric Company.

March 21, 2003

Nominating, Compensation, and Governance Committee of the Board of Directors of PG&E Corporation

Carl E. Reichardt, Chair

David A. Coulter
C. Lee Cox
David M. Lawrence, MD

Summary Compensation Table

[This table summarizes the principal components of compensation paid to the Chief Executive Officers and the other most highly compensated executive officers of PG&E Corporation and Pacific Gas and Electric Company during the past year.]

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

				Other
				Annual	Restricted	Securities		All Other
				Compen-	Stock	Underlying	LTIP	Compen-
Name and Principal		Salary	Bonus	sation	Award(s)	Options/SARs	Payouts	sation
Position	Year	($)	($)(1)	($)(2)	($)(3)	(# of Shares)	($)(4)	($)(5)
Robert D. Glynn, Jr.	2002	$1,050,000	$787,500	$4,833,389	$0	150,000	$632,461	$79,777
Chairman of the Board,	2001	900,000	1,181,700	4,817	3,000,000	470,800	74,588	413,196
Chief Executive Officer, and President of PG&E Corporation; Chairman of the Board of Pacific Gas and Electric Company	2000	900,000	0	3,806	0	322,100	0	41,280

Thomas G. Boren	2002	$692,596	$171,339	$2,910,452	$0	0	$140,725	$2,160,157
(through 12/1/02)	2001	690,000	679,478	81,297	1,750,000	272,000	44,757	501,203
Executive Vice President of PG&E	2000	630,000	441,790	50,478	0	212,600	0	543,571
Corporation; President and Chief Executive Officer of PG&E National Energy Group

Peter A. Darbee	2002	$490,000	$220,500	$4,862	$0	0	$115,244	$62,355
Senior Vice President and Chief	2001	455,000	328,578	4,817	1,125,000	183,800	26,105	613,596
Financial Officer of PG&E Corporation	2000	415,000	0	3,806	0	147,200	0	441,500

Bruce R. Worthington	2002	$425,000	$175,313	$1,220,913	$0	0	$205,801	$43,893
Senior Vice President and	2001	400,000	288,860	4,817	625,000	145,000	24,617	171,353
General Counsel of PG&E Corporation	2000	360,000	0	3,806	0	117,800	0	16,200

Thomas B. King	2002	$450,000	$93,163	$0	$0	0	$94,863	$89,263
Senior Vice President of PG&E	2001	425,000	306,914	0	1,125,000	186,400	41,020	1,090,207
Corporation; President of PG&E National Energy Group	2000	400,000	300,000	49,343	0	122,700	0	1,598,631

P. Chrisman Iribe	2002	$450,000	$93,163	$0	$0	0	$94,863	$75,620
Senior Vice President of PG&E	2001	425,000	306,914	0	1,125,000	186,400	25,355	57,846
Corporation; Executive Vice President of PG&E National Energy Group	2000	400,000	300,000	0	0	122,700	0	40,000

L. E. Maddox	2002	$450,000	$93,163	$0	$0	0	$152,021	$92,022
Senior Vice President of PG&E	2001	425,000	306,914	249	1,125,000	186,400	30,670	132,306
Corporation; Executive Vice President of PG&E National Energy Group	2000	400,000	300,000	224,718	0	110,400	0	617,472

Gordon R. Smith	2002	$735,000	$519,278	$4,310,520	$0	0	$182,009	$37,173
Senior Vice President of PG&E	2001	630,000	664,808	937	1,750,000	272,000	40,282	241,302
Corporation; President and Chief Executive Officer of Pacific Gas and Electric Company	2000	630,000	0	820	0	212,600	0	28,960

Gregory M. Rueger	2002	$358,000	$194,215	$1,007,117	$0	0	$42,166	$16,646
Senior Vice President –	2001	340,000	257,550	0	625,000	79,400	15,385	129,145
Generation and Chief Nuclear Officer of Pacific Gas and Electric Company	2000	310,000	0	0	0	59,900	0	14,700

James K. Randolph	2002	$337,000	$165,130	$1,282,378	$0	0	$41,434	$15,602
Senior Vice President and Chief of	2001	325,000	218,725	0	625,000	72,600	15,385	123,028
Utility Operations of Pacific Gas and Electric Company	2000	305,000	0	0	0	59,900	0	13,725

Summary Compensation Table
Continued

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

				Other
				Annual	Restricted	Securities		All Other
				Compen-	Stock	Underlying	LTIP	Compen-
Name and Principal		Salary	Bonus	sation	Award(s)	Options/SARs	Payouts	sation
Position	Year	($)	($)(1)	($)(2)	($)(3)	(# of Shares)	($)(4)	($)(5)
Kent M. Harvey	2002	$302,000	$173,952	$0	$0	0	$41,434	$18,812
Senior Vice President, Chief	2001	285,000	213,465	0	625,000	76,000	15,385	113,462
Financial Officer, and Treasurer of Pacific Gas and Electric Company	2000	260,000	0	0	0	59,900	0	11,700

Roger J. Peters	2002	$302,000	$166,402	$0	$0	0	$41,434	$19,385
Senior Vice President and General	2001	285,000	212,753	0	625,000	76,000	15,385	112,619
Counsel of Pacific Gas and Electric Company	2000	260,000	0	0	0	59,900	0	11,700

(1)	Represents payments received or deferred in 2003, 2002, and 2001 for achievement of corporate and organizational objectives in 2002, 2001, and 2000, respectively, under the Short-Term Incentive Plan.

(2)	Amounts reported consist of: (i) reportable officer perquisite allowances and, for 2002, amounts for non-business related travel (Mr. Glynn $35,000 and $69,849, respectively), (ii) payments of related taxes, and (iii) for 2002, the cost of annuities to replace existing retirement benefits, at the time they are due under the Supplemental Executive Retirement Plan (SERP) or similar arrangements. The annuities will not change the after-tax benefits that would have been provided on retirement under the existing arrangements. The cost of the annuity and associated tax restoration payments for retirement obligations as of December 31, 2001, are: Mr. Glynn $4,713,690, Mr. Boren $2,550,251, Mr. Worthington $1,216,051, Mr. Smith $4,309,472, Mr. Rueger $1,007,117, and Mr. Randolph $1,282,378.

(3)	As of the end of the year, the aggregate number of shares or units of phantom restricted stock held by each named executive officer, and the value using the year-end closing price of a share of PG&E Corporation common stock, were: Mr. Glynn 615,385 (with a value of $8,553,852), Mr. Boren 267,995 (with a value of $3,725,131), Mr. Darbee 230,770 (with a value of $3,207,703), Mr. Worthington 128,205 (with a value of $1,782,050), Mr. King 172,285 (with a value of $2,394,762), Mr. Iribe 172,285 (with a value of $2,394,762), Mr. Maddox 172,285 (with a value of $2,394,762), Mr. Smith 358,975 (with a value of $4,989,753), Mr. Rueger 95,715 (with a value of $1,330,439), Mr. Randolph 95,715 (with a value of $1,330,439), Mr. Harvey 95,715 (with a value of $1,330,439), and Mr. Peters 95,715 (with a value of $1,330,439).

(4)	Represents payments received or deferred in 2003, 2002, and 2001 for achievement of corporate performance objectives for the periods 2000 through 2002, 1999 through 2001, and 1998 through 2000, respectively, under the Performance Unit Plan. Also includes common stock equivalents called Special Incentive Stock Ownership Premiums (SISOPs) earned by executive officers under the Executive Stock Ownership Program and vested during 2002, and additional common stock equivalents reflecting dividends accrued on those SISOPs as follows: Mr. Glynn 20,550 (with a value of $401,745), Mr. Worthington 5,958 (with a value of $116,482), Mr. Maddox 3,141 (with a value of $61,412), and Mr. Smith 2,112 (with a value of $41,284). All values are determined using the closing market price of one share of PG&E Corporation common stock as of the vesting date, January 4, 2002, of $19.55. Upon retirement or termination, vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock.

(5)	Amounts reported for 2002 consist of: (i) contributions to defined contribution retirement plans (Mr. Glynn $9,000, Mr. Boren $2,529, Mr. Darbee $16,125, Mr. Worthington $4,781, Mr. King $20,000, Mr. Iribe $20,000, Mr. Maddox $20,000, Mr. Smith $7,144, Mr. Rueger $9,000, Mr. Randolph $9,000, Mr. Harvey $8,250, and Mr. Peters $8,250), (ii) contributions received or deferred under excess benefit arrangements associated with defined contribution retirement plans (Mr. Glynn $38,250, Mr. Darbee $43,900, Mr. Worthington $14,344, Mr. King $29,658, Mr. Iribe $29,658, Mr. Maddox $29,658, Mr. Smith $25,931, Mr. Rueger $7,110, Mr. Randolph $6,165, Mr. Harvey $5,340, and Mr. Peters $5,340), (iii) above-market interest on deferred compensation (Mr. Glynn $20,412, Mr. Darbee $2,330, Mr. Worthington $249, Mr. King $1,105, Mr. Maddox $730, Mr. Smith $464, Mr. Rueger $536, Mr. Randolph $124, Mr. Harvey $5,222, and Mr. Peters $314), (iv) relocation allowances and other one-time payments (Mr. Glynn $12,115, Mr. Boren $678,310, Mr. Worthington $24,519, Mr. King $38,500, Mr. Iribe $25,962, Mr. Maddox $41,634, Mr. Smith $3,634, Mr. Randolph $313, and Mr. Peters $5,481), and (v) a separation benefit of $1,479,318, which Mr. Boren elected to convert into a monthly annuity, as provided under the PG&E Corporation Officer Severance Policy.

Option/ SAR Grants in 2002

[This table summarizes the distribution and the terms and conditions of stock options granted to the executive officers named in the Summary Compensation Table during the past year.]

Grant
Individual Grants					Date Value

	Number of	% of Total
	Securities	Options/SARs			Grant
	Underlying	Granted to	Exercise or		Date
	Options/SARs	Employees in	Base Price	Expiration	Present
	Granted (#)(1)(2)	2002(2)	($/Sh)(3)	Date(4)	Value ($)(5)
Name
Robert D. Glynn, Jr.	150,000	78.57%	$19.45	01-03-2012	$991,500

(1)	All options granted to executive officers in 2002 are exercisable as follows: one-third of the options may be exercised on or after the second anniversary of the date of grant, two-thirds on or after the third anniversary, and 100 percent on or after the fourth anniversary, provided that options will vest immediately upon the occurrence of certain events. No options were accompanied by tandem dividend equivalents.

(2)	No stock appreciation rights (SARs) have been granted since 1991.

(3)	The exercise price is equal to the closing price of PG&E Corporation common stock on the date of grant.

(4)	All options granted to executive officers in 2002 expire ten years and one day from the date of grant, subject to earlier expiration in the event of the officer’s termination of employment with PG&E Corporation, Pacific Gas and Electric Company, or one of their respective subsidiaries.

(5)	Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the expected volatility and dividend rate of the stock, interest rates, and time of exercise of the option. The following assumptions were used in applying the Black-Scholes Model to the 2002 option grant shown in the table above: volatility of 30.0 percent, risk-free rate of return of 4.65 percent, dividend yield of $0.00 (the annual dividend rate on the grant date), and an exercise date five years after the date of grant. The ultimate value of the options will depend on the future market price of PG&E Corporation common stock, which cannot be forecast with reasonable accuracy. That value will depend on the future success achieved by employees for the benefit of all shareholders. The estimated grant date present value for the options shown in the table was $6.61 per share.

Aggregated Option/ SAR Exercises in 2002 and Year-End Option/ SAR Values

[This table summarizes exercises of stock options and tandem stock appreciation rights (granted in prior years) by the executive officers named in the Summary Compensation Table during the past year, as well as the number and value of all unexercised options held by such named executive officers at the end of 2002.]

				Value of
			Number of Securities	Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
	Shares Acquired		End of 2002 (#)	End of 2002 ($)(1)
	on Exercise	Value Realized	(Exercisable/	(Exercisable/
Name	(#)	($)	Unexercisable)	Unexercisable)
Robert D. Glynn, Jr.	0	$0	1,006,691/935,533	$0/$300,135
Thomas G. Boren	0	0	182,585/463,733	0/173,400
Peter A. Darbee	0	0	149,067/331,933	0/117,173
Bruce R. Worthington	0	0	259,167/249,033	0/92,438
Thomas B. King	0	0	157,567/301,533	0/118,830
P. Chrisman Iribe	0	0	207,500/303,700	0/118,830
L. E. Maddox	0	0	311,967/291,233	0/118,830
Gordon R. Smith	33,500	64,061	414,934/454,566	0/173,400
Gregory M. Rueger	0	0	163,033/134,899	0/50,618
James K. Randolph	0	0	138,534/128,099	0/46,283
Kent M. Harvey	0	0	122,201/131,499	0/48,450
Roger J. Peters	0	0	126,701/131,499	0/48,450

(1)	Based on the difference between the option exercise price (without reduction for the amount of accrued dividend equivalents, if any) and a fair market value of $13.90, which was the closing price of PG&E Corporation common stock on December 31, 2002.

Long-Term Incentive Program — Awards in 2002

[This table summarizes the long-term incentive awards made to the executive officers named in the Summary Compensation Table during the past year.]

				Estimated Future Payouts Under
	Awards			Non-Stock Price-Based Plans

			Performance or
			Other Period
	Number of Shares,		Until Maturation	Threshold	Target	Maximum
Name	Units, or Other Rights		or Payout	($ or #)(1)	($ or #)(1)	($ or #)(1)
Robert D. Glynn, Jr.	36,500	(2)	3 years	0 units	36,500 units	73,000 units
Thomas G. Boren	27,700	(2)	3 years	0 units	27,700 units	55,400 units
	1,783	(3)	3 years
Peter A. Darbee	24,950	(2)	3 years	0 units	24,950 units	49,900 units
	104	(3)	3 years
Bruce R. Worthington	19,400	(2)	3 years	0 units	19,400 units	38,800 units
Thomas B. King	19,975	(2)	3 years	0 units	19,975 units	39,950 units
	514	(3)	3 years
P. Chrisman Iribe	19,975	(2)	3 years	0 units	19,975 units	39,950 units
	1,888	(3)	3 years
L. E. Maddox	19,975	(2)	3 years	0 units	19,975 units	39,950 units
Gordon R. Smith	27,700	(2)	3 years	0 units	27,700 units	55,400 units
Gregory M. Rueger	7,775	(2)	3 years	0 units	7,775 units	15,550 units
	3,488	(3)	3 years
James K. Randolph	7,775	(2)	3 years	0 units	7,775 units	15,550 units
	3,501	(3)	3 years
Kent M. Harvey	7,775	(2)	3 years	0 units	7,775 units	15,550 units
	903	(3)	3 years
Roger J. Peters	7,775	(2)	3 years	0 units	7,775 units	15,550 units
	687	(3)	3 years

(1)	For units granted pursuant to the Performance Unit Plan, payments are determined by multiplying the number of units earned in a given year by the average market price of PG&E Corporation common stock for the 30 calendar day period prior to the end of the year.

(2)	Represents performance units granted under the Performance Unit Plan. The units vest one-third in each of the three years following the grant year, and are earned over the vesting period based on PG&E Corporation’s three-year cumulative total shareholder return (dividends plus stock price appreciation) as compared with that achieved by the other companies in the comparator group. This performance target may be adjusted during the vesting period, at the sole discretion of the Nominating, Compensation, and Governance Committee, to reflect extraordinary events beyond management’s control. Each time a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient’s number of vested performance units for the year. For performance units awarded to Mr. Boren, awards continue to vest over 24 months, as set forth in his agreement (see “Employment and Separation Agreements” on pages 47-48).

(3)	Represents common stock equivalents called Special Incentive Stock Ownership Premiums (SISOPs) earned under the Executive Stock Ownership Program. SISOPs are earned by eligible officers who achieve and maintain minimum PG&E Corporation common stock ownership levels as set by the Nominating, Compensation, and Governance Committee. All of the officers named in the Summary Compensation Table on pages 42-43 are eligible officers. Each SISOP represents a share of PG&E Corporation common stock that vests at the end of three years. Units can be forfeited prior to vesting if an eligible officer fails to maintain his or her minimum stock ownership level. Upon retirement or termination, vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock. For SISOPs awarded to Mr. Boren, two-thirds of the units awarded to Mr. Boren vested, as set forth in his agreement (see “Employment and Separation Agreements” on pages 47-48).

Retirement Benefits

      PG&E Corporation and Pacific Gas and Electric Company provide retirement benefits to some of the executive officers named in the Summary Compensation Table on pages 42-43. The benefit formula for eligible executive officers is 1.7 percent of the average of the three highest combined salary and annual incentive awards during the last ten years of service multiplied by years of credited service. During 2002, annuities were purchased to replace a significant portion of the unfunded retirement benefits for certain officers whose entire accrued benefit could not be provided under the Retirement Plan due to tax code limits. The annuities will not change the amount or timing of the after-tax benefits that would have been provided on retirement under the Supplemental Executive Retirement Plan (SERP) or similar arrangements. In connection with the annuity purchase, a tax restoration payment was made such that the annuitization was tax-neutral to the executive. As of December 31, 2002, the estimated pre-tax annual retirement benefits payable under the SERP or similar arrangements (assuming credited service to age 65, with the exception of Mr. Boren), adjusted to reflect the effect of the 2002 annuity purchase for the most highly compensated executive officers, were as follows: Mr. Glynn $500,545, Mr. Boren $613,836 through May 31, 2004, $458,976 thereafter, Mr. Worthington $349,602, Mr. Smith $516,889, Mr. Rueger $312,072, Mr. Randolph $263,545, Mr. Harvey $320,900, and Mr. Peters $300,890. The estimated annual retirement benefits are single life annuity benefits and would not be subject to any Social Security offsets.

Employment and Separation Agreements

      Thomas B. King’s employment letter entitles him to receive salary, other cash and equity awards as described elsewhere in this Joint Proxy Statement, and other standard employee benefits. In connection with his relocation to Bethesda, Maryland, at the request of PG&E Corporation, Mr. King received a one-time payment of $150,000, net of taxes, and a one-time taxable payment of $75,000. If Mr. King resigns from his position before December 31, 2004 (and is not then an employee of PG&E Corporation or its affiliates), he will be required to repay the gross amount of such payments. Mr. King also received (1) a moving allowance equal to one month’s pay, (2) reimbursement for travel expenses incurred in finding a principal residence in the Bethesda area and for the reasonable cost of temporary housing, (3) reimbursement of closing costs incurred in the sale of his prior residence and the purchase of a new residence, (4) indemnification for loss suffered on the sale of his prior residence, and (5) reimbursement of certain losses and expenses incurred in placing his children in comparable schools in the Bethesda area. Mr. King also is entitled to receive a mortgage subsidy of $3,500 per month, payable for four years, commencing with the first mortgage payment for his new residence. If Mr. King resigns from employment with PG&E Corporation or one of its subsidiaries or affiliates before December 31, 2004, he will be required to repay all amounts provided under the temporary mortgage subsidy.

      L. E. Maddox’s employment letter entitles him to receive salary, other cash and equity awards as described elsewhere in this Joint Proxy Statement, and other standard employee benefits. In connection with his relocation to Bethesda, Maryland, at the request of PG&E Corporation, Mr. Maddox received a one-time payment of $250,000, net of taxes, and a one-time taxable payment of $75,000. If Mr. Maddox resigns from his position before December 31, 2004 (and is not then an employee of PG&E Corporation or its affiliates), he will be required to repay the gross amount of such payments. Mr. Maddox also received (1) a moving allowance equal to one month’s pay, (2) reimbursement for travel expenses incurred in finding a principal residence in the Bethesda area and for the reasonable cost of temporary housing, (3) reimbursement of closing costs incurred in the sale of his prior residence and the purchase of a new residence, (4) indemnification for loss suffered on the sale of his prior residence, and (5) reimbursement of certain losses and expenses incurred in placing his children in comparable schools in the Bethesda area. Mr. Maddox also is entitled to receive a mortgage subsidy of $3,500 per month, payable for four years, commencing with the first mortgage payment for his new residence. If Mr. Maddox resigns from employment with PG&E Corporation or one of its subsidiaries or affiliates before December 31, 2004, he will be required to repay all amounts provided under the temporary mortgage subsidy.

      Thomas G. Boren ceased to be an executive officer of PG&E Corporation, effective December 1, 2002, at which time Mr. Boren and PG&E Corporation and its affiliates entered into an agreement to implement the provisions of Mr. Boren’s 1999 employment letter. Under the agreement, in lieu of cash severance under the PG&E Corporation Officer Severance Policy, Mr. Boren received additional age and service credit under his supplemental executive retirement arrangement. As provided in the Officer Severance Policy, Mr. Boren’s outstanding awards under the Long-Term Incentive Program will continue to vest over 24 months, two-thirds of the units awarded to Mr. Boren in connection with Executive Stock Ownership Program requirements vested, and Mr. Boren remains eligible for any prorated payment earned under the PG&E Corporation Short-Term Incentive Plan. As described elsewhere in this Joint Proxy Statement, a significant portion of Mr. Boren’s benefits under his supplemental executive retirement arrangement as of December 31, 2001, was converted to an annuity with an associated tax restoration benefit such that the annuity purchase was tax-neutral to him. The agreement also provides for the continuation of certain benefits, including health insurance for up to 18 months.

Termination of Employment and Change in Control Provisions

      The PG&E Corporation Officer Severance Policy, which covers most officers of PG&E Corporation and its subsidiaries, including the executive officers named in the Summary Compensation Table, provides benefits if a covered officer is terminated without cause. In most situations, benefits under the policy include (1) a lump sum payment of one and one-half or two times annual base salary and target Short-Term Incentive Plan award (the applicable severance multiple being dependent on an officer’s level), (2) continued vesting of equity-based awards for 18 months or two years after termination (depending on the applicable severance multiple), (3) accelerated vesting of up to two-thirds of the common stock equivalents awarded under the Executive Stock Ownership Program (depending on an officer’s level), and (4) payment of health care insurance premiums for 18 months or two years after termination (depending on the applicable severance multiple). In lieu of all or a portion of the lump sum payment, a terminated officer who is covered by PG&E Corporation’s Supplemental Executive Retirement Plan can elect additional years of service and/or age for purposes of calculating pension benefits. Effective July 21, 1999, the policy was amended to provide covered officers with alternative benefits that apply upon actual or constructive termination following a change in control or potential change in control. For these purposes, “change in control” has the same definition as under the Long-Term Incentive Program (see below). Constructive termination includes certain changes to a covered officer’s responsibilities. In the event of a change in control or potential change in control, the policy provides for a lump sum payment of the total of (1) unpaid base salary earned through the termination date, (2) target Short-Term Incentive Plan award calculated for the fiscal year in which termination occurs (Target Bonus), (3) any accrued but unpaid vacation pay, and (4) three times the sum of Target Bonus and the officer’s annual base salary in effect immediately before either the date of termination or the change in control, whichever base salary is greater. Change in control termination benefits also include reimbursement of excise taxes levied upon the severance benefit pursuant to Internal Revenue Code Section 4999.

      The Long-Term Incentive Program (LTIP) permits the grant of various types of stock-based incentive awards, including awards granted under the Stock Option Plan, the Performance Unit Plan, and the Non-Employee Director Stock Incentive Plan. The LTIP and the component plans provide that, upon the occurrence of a change in control, (1) any time periods relating to the exercise or realization of any incentive award (including common stock equivalents awarded under the Executive Stock Ownership Program) will be accelerated so that such award may be exercised or realized in full immediately upon the change in control, (2) all shares of restricted stock will immediately cease to be forfeitable, and (3) all conditions relating to the realization of any stock-based award will terminate immediately. Under the LTIP, a “change in control” will be deemed to have occurred if any of the following occurs: (1) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person’s capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20 percent or more of the combined voting power of PG&E Corporation’s then outstanding securities, (2) during any two consecutive years, individuals who at the beginning of such a period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (3) the shareholders of the Corporation shall have approved (i) any consolidation or merger of the Corporation other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent of such surviving entity) at least 70 percent of the combined voting power of the Corporation, such surviving entity, or the parent of such surviving entity outstanding immediately after the merger or consolidation, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or (iii) any plan or proposal for the liquidation or dissolution of the Corporation. For purposes of this definition, the term “combined voting power” means the combined voting power of the then outstanding voting securities of the Corporation or the other relevant entity.

      The Special Senior Executive Retention Grants provide certain senior executive officers with phantom restricted stock units. One portion of each officer’s phantom restricted stock units will vest automatically on December 31, 2004, contingent on continued service, subject to accelerated vesting if, as of December 31, 2003, the Corporation’s performance as measured by relative total shareholder return on a cumulative basis (TSR) is at or above the 75th percentile of its comparator group. The remainder of each officer’s phantom restricted stock units will vest on December 31, 2004, only if the Corporation’s performance, as measured by TSR over four years, is at or above the 55th percentile of its comparator group and the executive is in service, provided that the units will vest at the end of the third year of the grant, December 31, 2003, if the Corporation’s performance as measured by TSR is at or above the 75th percentile of its comparator group. All units fully vest upon a change in control. For these purposes, a “change in control” has the same definition as under the LTIP.

Comparison of Five-Year Cumulative Total Shareholder Return(1)

[This graph compares the cumulative total return on PG&E Corporation common stock (equal to dividends plus stock price appreciation) during the past five fiscal years with that of the Standard & Poor’s 500 Stock Index and the Dow Jones Utilities Index.]

(1)	Assumes $100 invested on December 31, 1997, in PG&E Corporation common stock, the Standard & Poor’s 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns.

Report of the Audit Committees

       The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are composed of independent directors and operate under written charters adopted by their respective Board of Directors. The members of the Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are identical. At both PG&E Corporation and Pacific Gas and Electric Company, management is responsible for internal controls and the integrity of the financial reporting process.

      In this regard, management has assured the Audit Committees that the consolidated financial statements of PG&E Corporation and Pacific Gas and Electric Company were prepared in accordance with generally accepted accounting principles. In addition, the Committees reviewed and discussed these consolidated financial statements with management and the independent auditors. The Committees also reviewed with the independent auditors matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Deloitte & Touche LLP was the independent auditor for PG&E Corporation and Pacific Gas and Electric Company in 2002. The Corporation’s independent auditors provided to the Committees the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committees discussed with the independent auditors that firm’s independence.

      Based on the Committees’ reviews and discussions with management and the independent auditors, the Committees recommended to the Boards of Directors that the audited consolidated financial statements for PG&E Corporation and Pacific Gas and Electric Company be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

March 21, 2003

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

C. Lee Cox, Chair

David R. Andrews
William S. Davila
Mary S. Metz
Barry Lawson Williams

Other Information

Principal Shareholders

      The following table presents certain information regarding shareholders that PG&E Corporation and Pacific Gas and Electric Company know are the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or Pacific Gas and Electric Company as of January 31, 2003:

	Name and Address of	Amount and Nature of	Percent
Class of Stock	Beneficial Owner	Beneficial Ownership	of Class
Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) One Market, Spear Tower, Suite 2400 San Francisco, CA 94105	321,314,760	94.90%

PG&E Corporation common stock	State Street Bank and Trust Company (3) 225 Franklin Street Boston, MA 02110	35,961,749	9.37%

(1)	Pacific Gas and Electric Company’s common stock and preferred stock vote together as a single class. Each share is entitled to one vote.

(2)	As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Pacific Gas and Electric Company common stock. As of January 31, 2003, PG&E Corporation and a subsidiary held 100 percent of the issued and outstanding shares of Pacific Gas and Electric Company common stock, and neither PG&E Corporation nor any of its subsidiaries held shares of Pacific Gas and Electric Company preferred stock.

(3)	The information relating to State Street Bank and Trust Company is based on beneficial ownership as of December 31, 2002, as reported in a Schedule 13G, dated February 7, 2003, filed with the Securities and Exchange Commission. The bank held 24,698,756 shares in its capacity as Trustee of the Pacific Gas and Electric Company Savings Fund Plan. The Trustee may not vote these shares in the absence of voting instructions from the Plan participants. The bank also held 11,262,993 shares of PG&E Corporation common stock in various other fiduciary capacities. The bank has sole voting power with respect to 10,212,729 of these shares, shared voting power with respect to 96,405 of these shares, sole investment power with respect to 11,230,603 of these shares, and shared investment power with respect to 31,810 of these shares.

Section 16 Beneficial Ownership Reporting Compliance

      In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission (SEC) regulations, PG&E Corporation’s and Pacific Gas and Electric Company’s directors and certain officers, and persons who own greater than 10 percent of PG&E Corporation’s or Pacific Gas and Electric Company’s equity securities must file reports of ownership and changes in ownership of such equity securities with the SEC and the principal national securities exchange on which those securities are registered, and must furnish PG&E Corporation or Pacific Gas and Electric Company with copies of all such reports they file.

      Based solely on its review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and Pacific Gas and Electric Company believe that during 2002 all filing requirements applicable to their respective directors, officers, and 10 percent shareholders were satisfied.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Corporate Secretary
PG&E Corporation and
Pacific Gas and Electric Company

      Printed with soybean ink on recycled/recyclable paper.

PACIFIC GAS AND ELECTRIC COMPANY

LONG-TERM INCENTIVE PROGRAM

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PACIFIC GAS AND ELECTRIC COMPANY

LONG-TERM INCENTIVE PROGRAM

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopted the Pacific Gas and Electric Company Long-Term Incentive Program on February 19, 2003 (the “Adoption Date”). The Plan will be effective when all of the following conditions are satisfied: (a) the Plan is submitted to shareholders for vote and approved by a majority of the shares of Common Stock and preferred stock of the Company represented and voting on the Plan (voting together as one class), so long as the affirmative votes make up at least twenty-five percent (25%) of the total shares entitled to vote, (b) the Company becomes a stand-alone entity, as contemplated by the Plan of Reorganization filed in U.S. Bankruptcy Court on September 20, 2001 by the Company and PG&E Corporation, and (c) all required regulatory approvals have been acquired.

The purpose of the Plan is to advance the interests of the Company and its shareholders by providing officers, key management Employees, and other eligible individuals with Shares and stock-based incentive awards.

The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Stock, Stock Units, Stock Appreciation Rights, Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), and other stock-based awards.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or the applicable Stock Option Agreement, SAR Agreement, Stock Unit Agreement, Restricted Stock Agreement or other applicable agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, SAR, Stock Unit, Restricted Stock, or other stock-based award under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Change In Control” except as may otherwise be provided in a Stock Option Agreement, SAR Agreement, Stock Unit Agreement, Restricted Stock Agreement or other applicable agreement, shall be deemed to have occurred, if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding any benefit plan for Employees or any trustee, agent or other fiduciary for any such plan acting in such person’s capacity as such fiduciary) directly or indirectly, becomes the beneficial owner of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any two consecutive years, individuals who at the beginning of such a period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareholders of the Company, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who are Directors at the beginning of the period; or

(iii) the shareholders of the Company shall have approved (i) any consolidation or merger of the Company other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent of such surviving entity) at least 70 percent (70%) of the Combined Voting Power of the Company, such surviving entity or the parent of such surviving entity outstanding immediately after the merger or consolidation; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (iii) any plan or proposal for the liquidation or dissolution of the Company. For purposes of this Plan, the term “Combined Voting Power” shall mean the combined voting of the Company’s or other relevant entity’s then outstanding voting securities.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

(g) “Common Stock” means the Company’s common stock.

(h) “Company” means Pacific Gas and Electric Company, a California corporation.

(i) “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate other than as an Employee, Director or a Non-Employee Director.

(j) “Director” means a member of the Board who is also an Employee.

(k) “Disability” means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment

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which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(l) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

(o) “Fair Market Value” means the market price of Shares, determined by the Committee as follows:

(i) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the last trading price reported by the applicable composite transactions report for that day;

(ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last trading price quoted by the NASDAQ system for that day;

(iii) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for that day; and

(iv) If none of the foregoing provisions is applicable, then the Committee in good faith on such basis shall determine the Fair Market Value as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(p) “Grant” means any grant of an Award under the Plan.

(q) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422(b).

(r) “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(s) “Mandatory Retirement” means retirement as a Non-Employee Director at age 70 or at such other age as may be specified in the retirement policy for the Board or the

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Board of Directors of any parent corporation which may hereafter be established (as the case may be), as in effect at the time of a Non-Employee Director’s Termination.

(t) “Non-Employee Director” means a member of the Board who is not an Employee.

(u) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(v) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(w) “Optionee” means an individual, estate, or other entity that holds an Option.

(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(y) “Participant” means an individual or estate or other entity that holds an Award.

(z) “Plan” means this Long-Term Incentive Program as it may be amended from time to time.

(aa) “Restricted Stock” means a Share awarded under the Plan.

(bb) “Restricted Stock Agreement” means the agreement described in Section 8 evidencing each Award of Restricted Stock.

(cc) “Retirement” means Termination of service on the Board of Directors after serving continuously for five consecutive years.

(dd) “SAR Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Appreciation Right.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff) “Service” means service as an Employee, Director, Non-Employee Director, or Consultant.

(gg) “Share” means one share of Common Stock.

(hh) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(ii) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Grant of an Option.

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(jj) “Stock Unit” means a bookkeeping entry representing the equivalent of a Share, as awarded under the Plan.

(kk) “Stock Unit Agreement” means the agreement described in Section 8 evidencing each Award of Stock Units.

(ll) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(mm) “Termination” means when a Non-Employee Director ceases to be a member of the Board (or of the board of directors of any parent corporation which may later be established).

(nn) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

With respect to officers or directors subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act. Notwithstanding the previous sentence, failure of the Committee to satisfy the requirements of Rule 16b-3 shall not invalidate any Awards granted by such Committee.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code, may grant Awards under the Plan to such individuals and may determine all terms of such Awards. The Board may revoke or amend the terms of a committee appointment at any time.

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Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Employees who are to receive Awards under the Plan;

(ii)	determining the type, number, vesting requirements, and other features and conditions of such Awards;

(iii)	canceling any outstanding Award (whether granted by the Company or by another issuer) in return for the grant of any new Award for the same or a different number of Shares, at the same or a different Exercise Price, and for the same or new or different consideration, subject to obtaining any required Participant consent;

(iv)	interpreting the Plan; and

(v)	making all other decisions relating to the operation of the Plan.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 4. ELIGIBILITY.

(a) General Rules. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee. Notwithstanding anything stated in the Plan to the contrary, Non-Employee Directors shall only be eligible to receive Non-Employee Director Awards described in Sections 4(c), (d), (e), (f), and (g).

(b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

(c) Non-Employee Director Restricted Stock. On the first business day of each full calendar year during the duration of the Plan, each Non-Employee Director on the first business day of the applicable calendar year shall receive a grant of Restricted Stock in an amount to be determined in accordance with the formula set forth in this Section 4(c). The number of shares of Restricted Stock to be granted to each Non-Employee Director each calendar year hereunder shall be determined by (i) dividing ten thousand dollars ($10,000) by the Fair Market Value of the Shares on the first business day of the applicable calendar year, and (ii) rounding the resulting number down to the nearest whole Share. No person shall receive more than one (1) grant of Restricted Stock under this Section 4(c) during any calendar year.

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Shares of Restricted Stock granted under this Section 4(c) shall vest cumulatively as follows: (i) twenty percent (20%) of such Shares on the first anniversary of the date of grant; (ii) forty percent (40%) of such Shares on the second anniversary of the date of grant; (iii) sixty percent (60%) of such Shares on the third anniversary of the date of grant; (iv) eighty percent (80%) of such Shares on the fourth anniversary of the date of grant; and (v) one hundred percent (100%) of such Shares on the fifth anniversary of the date of grant. Shares of Restricted Stock may not be resold or otherwise transferred by a Participant until such Shares are vested.

(d) Annual Election to Receive Nonstatutory Stock Options and Stock Units. On additional terms and conditions as shall be determined by the Board, each Non-Employee Director annually shall deliver to the Corporate Secretary of the Company a written election to receive either Nonstatutory Stock Options or Stock Units, or both, with an aggregate value of $20,000, on the first business day of the following calendar year, provided the person continues to be a Non-Employee Director on the date the Award would otherwise be made. A Non-Employee Director may allocate between Nonstatutory Stock Options and Stock Units in minimum increments with a value equal to $5,000, as determined in accordance with Section 4(e) below with respect to Nonstatutory Stock Options, and Section 4(f) below, with respect to Stock Units. All awards of Nonstatutory Stock Options and Stock Units made to Non-Employee Directors shall comply with Section 4(e) and Section 4(f) below, respectively. A Non-Employee Director who has failed to make a timely election or who became a Non-Employee Director after the election date shall be awarded Nonstatutory Stock Options and Stock Units, each with a value of $10,000 as determined in accordance with Section 4(e) and Section 4(f), respectively, provided that the Non-Employee Director continues to be a Non-Employee Director on the first business day of the following calendar year.

(e) Non-Employee Director Nonstatutory Stock Options. On the first business day of each calendar year, during the duration of the Plan, each Non-Employee Director who has elected to receive an award of Nonstatutory Stock Options in accordance with Section 4(d), shall receive a grant of Nonstatutory Stock Options with an aggregate value equal to $5,000, $10,000, $15,000, or $20,000, as previously elected by the Non-Employee Director (or $10,000 in the case of a Non-Employee Director who has failed to make a timely election in accordance with Section 4(d) or who became a Non-Employee Director after the election deadline) (the “Elected Option Value”). The number of shares subject to the Nonstatutory Stock Options shall be determined by dividing the Elected Option Value by the value of a Nonstatutory Stock Option to purchase a single Share as of the first business day of the applicable calendar year. The per Option value shall be calculated in accordance with the Black-Scholes stock option valuation method using the average preceding November closing price of the Shares and reducing the per option value so calculated by twenty percent (20%). The resulting number of Nonstatutory Stock Options shall be rounded down to the nearest whole Share. No person shall receive more than one grant of Nonstatutory Stock Options pursuant to this Section 4(e) during any calendar year and no dividend equivalents shall be granted in connection with any Nonstatutory Stock Option granted pursuant to this Section 4(e).

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The Exercise Price of the Shares subject under each Nonstatutory Stock Option shall be the Fair Market Value of the Shares on the date of Grant. The exercise of any Nonstatutory Stock Option shall be contingent upon receipt by the Company of (i) cash, (ii) check, (iii) Shares, (iv) an executed exercise notice together with irrevocable instructions to a broker to either sell the shares subject to the Nonstatutory Stock Option or hold such shares as collateral for a margin loan and to promptly deliver to the Company the amount of sale or loan proceeds required to pay the Exercise Price, or (v) any combination of the foregoing in an amount equal to the full Exercise Price of the shares being purchased. For purposes of this paragraph, Shares that are delivered in payment of the Exercise Price must have been previously owned by the Participant for a minimum of one year, and shall be valued at their Fair Market Value as of the date of the exercise of the Nonstatutory Stock Option. The Corporation shall not make loans to any Grantee for the purpose of exercising Nonstatutory Stock Options.

Each Nonstatutory Stock Option granted under this Section 4(e) shall become exercisable and vested cumulatively as follows: (i) up to thirty-three percent (33%) of the Nonstatutory Stock Option may be exercised on or after the second anniversary of the date of grant; (ii) up to sixty-six percent (66%) of the Nonstatutory Stock Option may be exercised on or after the third anniversary of the date of Grant; and (iii) up to one hundred percent (100%) of the Nonstatutory Stock Option may be exercised on or after the fourth anniversary of the date of Grant.

The term of each Nonstatutory Stock Option granted under this Section 4(e) shall be ten years and one day from the date of grant, subject to earlier termination as provided in Section 4(g) hereof. Any provision of the Plan to the contrary notwithstanding, no Nonstatutory Stock Option shall be exercised after the time limitations stated in this Section 4(e).

(f) Awards of Stock Units to Non-Employee Directors. On the first business day of each calendar year, during the duration of the Plan, each Non-Employee Director who has elected to receive an award of Stock Units in accordance with Section 4(d), shall be credited with an amount of Stock Units with a value (as determined by the Fair Market Value of the Stock Units on the first business day of the applicable calendar year) equal to $5,000, $10,000, $15,000, or $20,000, as previously elected by the Non-Employee Director (the “Elected Stock Unit Value”). The number of shares of Stock Units (including fractions computed to three decimal places) to be granted to each Non-Employee Director each calendar year shall be determined by dividing the Elected Stock Unit Value (or $10,000 in the case of a Non-Employee Director who has failed to make a timely election in accordance with Section 4(d) or who became a Non-Employee Director after the election deadline) by the Fair Market Value of the Shares on the first business day of the applicable calendar year. No person shall receive more than one grant of Stock Units pursuant to this Section 4(f) during any calendar year. Each share of Stock Units shall be deemed to be equal to one Share (or fraction thereof) on the date of grant, and shall thereafter fluctuate in value in accordance with the Fair Market Value of the Shares.

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Each Non-Employee Director’s Stock Unit account shall be credited each dividend payment date with additional Stock Units representing dividend equivalents.

Payment of the Stock Units credited to a Non-Employee Director’s Stock Unit account shall only be made after the Non-Employee Director’s Retirement, Mandatory Retirement, or Termination by reason of Disability or death. Payment shall be made only in the form of Shares equal to the number of Stock Units credited to the Non-Employee Director’s Stock Unit account on the date of distribution, rounded down to the nearest whole Share. The Non-Employee Director may elect to receive the number of Shares to which he is entitled in a lump sum distribution of the entire amount or in a series of ten or less approximately equal annual installments, provided that distribution shall commence no later than January of the year following the year in which the Non-Employee Director’s Retirement or Mandatory Retirement occurred.

(g) Termination of Status as a Non-Employee Director.

In the event of a Termination by reason of Disability or death, (i) all Restricted Stock held by the Participant shall become fully vested, notwithstanding the provisions of Section 4(c) hereof, and the Participant shall have the right to resell or transfer such shares at any time, (ii) all NSOs held by the Participant, to the extent that such NSOs have not previously expired or been exercised, shall become fully vested and exercisable, notwithstanding the provisions of Section 4(e) hereof, and the Participant shall have the right to exercise the NSOs at any time within their respective terms or within one (1) year after the date of the Participant’s death or Disability, whichever is shorter, and (iii) all Stock Units credited to the Non-Employee Director’s Stock Unit account shall immediately become payable to the Participant in the form of a number of Shares equal to the number of Stock Units credited to the Non-Employee Director’s Stock Unit account, rounded down to the nearest whole Share.

In the event of a Termination by reason of Mandatory Retirement, (i) all Restricted Stock held by the Participant shall become fully vested, notwithstanding the provisions of Section 4(c) hereof, and the Participant shall have the right to resell or transfer such Shares at any time, (ii) the NSOs then held by the Participant, to the extent that such NSOs have not previously expired or been exercised, shall become fully vested and exercisable, notwithstanding the provisions of Section 4(e) hereof, and the Participant shall have the right to exercise the NSOs at any time within their respective terms or within five (5) years after such Mandatory Retirement, whichever is shorter; and (iii) all Stock Units credited to the Non-Employee Director’s Stock Unit account shall immediately become payable to the Participant in the form of a number of Shares equal to the number of Stock Units credited to the Non-Employee Director’s Stock Unit account, rounded down to the nearest whole Share.

In the event of a Termination by reason of Retirement, (i) all unvested NSOs then held by the Participant shall be forfeited and the Participant shall have the right to exercise any vested NSOs at any time within their respective terms or within three months after such Retirement, whichever is shorter; and (ii) all Stock Units credited to the Non-Employee Director’s Stock Unit account shall immediately become payable to the

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Participant in the form of a number of Shares equal to the number of Stock Units credited to the Non-Employee Director’s Stock Unit account, rounded down to the nearest whole Share.

In the event of a Change in Control, all Restricted Stock held by the Participant shall become fully vested, notwithstanding the provisions of Section 4(c) hereof, and the Participant shall have the right to resell or transfer such Shares at any time.

In the event of a Termination for any reason other than those specified in the previous paragraphs, (i) any unvested Restricted Stock granted under Section 4(c) shall be forfeited and the Participant shall return to the Company for cancellation any stock certificates representing such forfeited Shares which forfeited Shares shall be deemed to be canceled and no longer outstanding as of the date of Termination; and from and after the date of Termination, the Participant shall cease to be a shareholder with respect to such forfeited shares and shall have no dividend, voting or other rights with respect thereto, (ii) any NSOs granted under Section 4(e) that have not yet vested and become exercisable shall terminate, (iii) the Participant shall have the right to exercise NSOs, to the extent that such NSOs have vested and become exercisable as of the date of Termination, at any time within their respective terms or within three months after such Termination, whichever is shorter, after which the NSOs shall terminate, and (iv) all Stock Units credited to the Non-Employee Director’s Stock Unit account shall be forfeited on the date of Termination.

Notwithstanding the provisions above, the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of Termination, to the extent permitted by applicable federal and state law.

SECTION 5. SHARES SUBJECT TO PLAN.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed ten million Shares (10,000,000); provided that, of the total Shares reserved for issuance pursuant to this Section, no more than one million Shares (1,000,000) may be issued as Restricted Stock.

(b) Additional Shares. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. Any Shares surrendered as all or partial payment of an Option Exercise Price or tax withholding obligations shall again become available for Awards.

(c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards whether or not such dividend equivalents are converted into Stock Units.

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(d) Limits on Options and SARs. No Key Employee shall receive Options to purchase Shares and/or SARs during any calendar year covering in excess of two percent (2%) of the total number of Shares reserved for issuance pursuant to the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISOs granted to 10-Percent Shareholders) of a Share on the date of Grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company’s right of repurchase over any Shares acquired under the unvested portion of the Option (an “early exercise”), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Awards for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no

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modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option.

(f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(g) No Rights as Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by an Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(h) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Promissory Note. To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

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(d) Other Forms of Payment. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

SECTION 8. TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK, STOCK UNITS, AND OTHER STOCK-BASED AWARDS.

(a) Time, Amount, and Form of Awards. Awards under this Section 8 may be granted in the form of Restricted Stock, Stock Units, other stock-based Awards, or in any combination of the foregoing. Restricted Stock, Stock Units, or other stock-based Awards may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Stock, Stock Unit, or other stock-based Award will be forfeited in the event that the related NSOs or SARs are exercised.

(b) Agreements. Each Award of Restricted Stock, Stock Units, or other stock-based Award under the Plan shall be evidenced by a Restricted Stock Agreement, Stock Unit Agreement, or other applicable agreement between the Participant and the Company. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Agreement. The provisions of the various Agreements entered into under the Plan need not be identical.

(c) Payment for Restricted Stock, Stock Unit Awards or other stock-based Awards. Restricted Stock, Stock Unit Awards, or other stock-based awards may be issued with or without cash consideration under the Plan.

(d) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

(e) Vesting Conditions. Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the applicable Agreement. An Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events.

(f) Assignment or Transfer of Restricted Stock, Stock Units, or other stock-based Awards. Except as provided in Sections 8(h) and 13, or in a Restricted Stock Agreement, Stock Unit Agreement, or other applicable agreement, or as required by

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applicable law, a Restricted Stock, Stock Unit Award, or other stock-based Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred, or made subject to any creditor’s process, whether voluntarily, involuntarily, or by operation of law. Any act in violation of this Section 8(f) shall be void. However, this Section 8(f) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stock, Stock Unit Award, or other stock-based Award in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Stock, Stock Unit Award, or other stock-based Award by will or by the laws of descent and distribution.

(g) Death of Stock Unit Recipient. Any Stock Units that become payable after the Award recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

(h) Trusts. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

(i) Modifications or Assumption of Restricted Stock, Stock Units or other stock-based Awards. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding Restricted Stock, Stock Unit Award, or other stock-based Award or may accept the cancellation of outstanding Restricted Stock, Stock Unit Award, or other stock-based Award (whether granted by the Company or by another issuer) in return for the grant of new Awards for the same or a different number of Shares for the same or new or different consideration. The foregoing notwithstanding, no modification of a Restricted Stock, Stock Unit Award, or other stock-based Award shall, without the consent of the Participant, adversely affect his or her rights or obligations under such Award.

(j) Restricted Stock Voting and Dividend Rights. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

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Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

(k) Stock Units Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(l) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may also be awarded in combination with Options, Restricted Stock, Stock Units, or other stock-based Awards, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Stock, Stock Units, or other stock-based Awards are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO.

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A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash, or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(f) Assignment or Transfer of SARs. Except as provided in Section 13, or in a SAR Agreement, or as required by applicable law, a SAR granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred, or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(f) shall be void. However, this Section 9(f) shall not preclude a Participant from designating a beneficiary who will receive any outstanding SARs in the event of the Participant’s death, nor shall it preclude a transfer of a SAR by will or by the laws of descent and distribution.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new Awards for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Participant, adversely affect his or her rights or obligations under such SAR.

SECTION 10. PROTECTION AGAINST DILUTION.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off, or a similar occurrence, the Committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of:

(i)	the number of Shares available for future Awards and the per person grants and Share limits under Sections 4(c) and 5;

(ii)	the number of Shares covered by each outstanding Award; or

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(iii)	the Exercise Price under each outstanding SAR, Option, or other stock-based Award.

(b) Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class.

SECTION 11. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.

(b) Acceleration. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Change in Control occurs with respect to the Company.

SECTION 12. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant, or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any).

(b) Stockholders’ Rights. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 10.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules, and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification, or listing or to an exemption from registration, qualification, or listing.

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SECTION 13. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may, in its sole and absolute discretion, permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. In exercising its discretion pursuant to this Section 13(b), the Committee may consider the impact of the accounting rules when deciding whether, and the extent to which, it will permit a Participant to satisfy withholding obligations with Shares. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 14. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective when all of the following conditions are satisfied: (a) the Plan is submitted to shareholders for vote and approved by a majority of the shares of Common Stock and preferred stock of the Company represented and voting on the Plan (voting together as one class), so long as the affirmative votes make up at least twenty-five percent (25%) of the total shares entitled to vote, (b) the Company becomes a stand-alone entity, as contemplated by the Plan of Reorganization filed in U.S. Bankruptcy Court on September 20, 2001 by the Company and PG&E Corporation, and (c) all required regulatory approvals have been acquired. To the extent required by applicable law, the Plan shall terminate on the date that is 10 years after its original adoption by the Board and may be terminated on any earlier date pursuant to Section 14(b).

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations, or rules.

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Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors. Unless contrary instructions are given on the reverse side of this proxy card, the designated proxies will vote the Pacific Gas and Electric Company shares for which they hold proxies FOR Items 1, 2 and 3.

The undersigned hereby appoints Robert D. Glynn, Jr., Gordon R. Smith, and Linda Y.H. Cheng, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 16, 2003, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, dated, and signed on the reverse side.)

As an alternative to completing and mailing this proxy card, you may submit your proxy and voting instructions over the Internet at http://www.eproxy.com/pcg or by touch-tone telephone at 1-800-435-6710 (from anywhere in the United States or Canada). These Internet and telephone voting procedures comply with California law.

Address Change (Mark the corresponding box on the reverse side)

Ù If you are not submitting your proxy over the Internet or by telephone, please detach here and mail this proxy card in the accompanying envelope. Ù

ANNUAL MEETING OF SHAREHOLDERS

To be held at:
Masonic Auditorium 1111 California Street San Francisco, California

April 16, 2003, at 10:00 a.m.

Ú Please use the attached ticket to attend the Pacific Gas and Electric Company Annual Meeting. Ú

All available space at the Masonic Auditorium Garage at 1101 California Street (adjacent to the Masonic Auditorium) has been reserved to provide complimentary parking for shareholders. However, capacity is limited. Please show your annual meeting ticket to the garage attendants as you enter the garage.

Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. Cellular telephones and pagers must be turned off prior to entering the meeting. Cameras, recording devices, and other electronic devices will not be permitted at the meeting, other than for Pacific Gas and Electric Company purposes. A checkroom will be available. For your protection, all briefcases, purses, packages, etc., will be subject to inspection as you enter the meeting. No items will be allowed into the meeting that might pose a concern for the safety of those attending. We regret any inconvenience this may cause.

Real-time captioning services and assistive listening devices will be available for the hearing impaired. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or require an assistive listening device.

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors	Please Mark Here for Address Change	☐
SEE REVERSE SIDE

PACIFIC GAS AND ELECTRIC COMPANY DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2, AND 3.

		FOR ALL	WITHHOLD FOR ALL
ITEM 1.	ELECTION OF DIRECTORS	☐	☐

NOMINEES ARE:

01-David R. Andrews, 02-David A. Coulter, 03-C. Lee Cox,
04-William S. Davila, 05-Robert D. Glynn, Jr.,
06-David M. Lawrence, MD, 07-Mary S. Metz, 08-Carl E. Reichardt,
09-Gordon R. Smith, 10-Barry Lawson Williams

WITHHOLD vote only for:

		FOR	AGAINST	ABSTAIN
ITEM 2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 3.	MANAGEMENT PROPOSAL REGARDING ADOPTION OF A LONG-TERM INCENTIVE PROGRAM	☐	☐	☐

Signature _________________________________ Signature __________________________________ Date ________________

If you are signing for the shareholder, please sign the shareholder’s name and your name, and specify the capacity in which you act.

Ù If you are not submitting your proxy over the Internet or by telephone, please detach here and mail this proxy card in the accompanying envelope. Ù

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

PROXIES AND VOTING INSTRUCTIONS SUBMITTED OVER THE INTERNET OR BY TELEPHONE MUST BE

RECEIVED BY 11:00 P.M., EASTERN TIME, ON TUESDAY, APRIL 15, 2003.

PRIOR TO VOTING, READ THE ACCOMPANYING JOINT PROXY STATEMENT AND THE ABOVE PROXY CARD.

Internet		Telephone		Mail
http://www.eproxy.com/pcg		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone in the U.S. or Canada to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy over the Internet or by telephone, you do NOT need to mail back your proxy card.

Ú Please use the attached ticket to attend the Pacific Gas and Electric Company Annual Meeting. Ú

2003 Annual Meeting Ticket

Ticket for the annual meeting on Wednesday, April 16, 2003, at 10:00 a.m., to be held at the Masonic Auditorium, 1111 California Street, San Francisco, California. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the auditorium.

(See reverse side for additional information.)

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors. Unless contrary instructions are given on the reverse side of this proxy card, the designated proxies will vote the Pacific Gas and Electric Company shares for which they hold proxies FOR Items 1, 2, and 3.

The undersigned hereby appoints Robert D. Glynn, Jr., Gordon R. Smith, and Linda Y.H. Cheng, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 16, 2003, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, dated, and signed on the reverse side.)

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors

PACIFIC GAS AND ELECTRIC COMPANY DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2, AND 3.

		FOR ALL	WITHHOLD FOR ALL
ITEM 1.	ELECTION OF DIRECTORS	☐	☐

NOMINEES ARE:

01-David R. Andrews, 02-David A. Coulter, 03-C. Lee Cox,
04-William S. Davila, 05-Robert D. Glynn, Jr.,
06-David M. Lawrence, MD, 07-Mary S. Metz, 08-Carl E. Reichardt,
09-Gordon R. Smith, 10-Barry Lawson Williams

WITHHOLD vote only for:

		FOR	AGAINST	ABSTAIN
ITEM 2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 3.	MANAGEMENT PROPOSAL REGARDING ADOPTION OF A LONG-TERM INCENTIVE PROGRAM	☐	☐	☐

Signature _________________________________ Signature __________________________________ Date ________________

If you are signing for the shareholder, please sign the shareholder’s name and your name, and specify the capacity in which you act.